 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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 MICROSEMI CORPORATION
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MICROSEMI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 11, 2014
AND PROXY STATEMENT

MICROSEMI CORPORATION
One Enterprise
Aliso Viejo, California 92656
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 11, 2014
 TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:
Our 2014 Annual Meeting of Stockholders will be held at our corporate offices located at One Enterprise, Aliso Viejo, California 92656, on Tuesday, February 11, 2014, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.
To elect the eight director nominees named in the attached Proxy Statement to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.	To approve, on an advisory basis, named executive officer compensation (Proposal 2);

3.
To consider and vote upon a proposal to amend the Microsemi Corporation 2008 Performance Incentive Plan to authorize the issuance of an additional 4,820,000 shares of our common stock under the plan (Proposal 3);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal 4); and

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any adjournments or postponements thereof.
Any action on the items described above may be considered at the Annual Meeting of Stockholders at the time and on the date specified above or at any time and date to which the Annual Meeting of Stockholders is properly adjourned or postponed.
Only stockholders of record at the close of business on December 16, 2013 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

/S/ John W. Hohener
Aliso Viejo, California	John W. Hohener Secretary
December 20, 2013

IT IS IMPORTANT THAT ALL OF OUR STOCKHOLDERS BE REPRESENTED AT OUR ANNUAL MEETING OF STOCKHOLDERS AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. STOCKHOLDERS, WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON OR NOT, ARE URGED TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED IF YOU RECEIVED A PRINTED SET OF THE PROXY MATERIALS BY MAIL OR BY TRANSMITTING YOUR PROXY OR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE (IF AVAILABLE). PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING YOUR SHARES. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING OF STOCKHOLDERS (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, BANK, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING OF STOCKHOLDERS).
Additional copies of proxy materials may be requested in writing and addressed to:

Attention: Investor Relations
Microsemi Corporation
One Enterprise
Aliso Viejo, California 92656

MICROSEMI CORPORATION
One Enterprise
Aliso Viejo, California 92656
 PROXY STATEMENT
 ANNUAL MEETING OF STOCKHOLDERS
February 11, 2014
Our Board of Directors is soliciting your proxy for our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Standard Time, on February 11, 2014, at the company's corporate offices located at One Enterprise, Aliso Viejo, California 92656, and any and all adjournments or postponements of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy is first being mailed or made available to our stockholders on or about December 20, 2013.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Stockholders may view this proxy statement and our 2013 Annual Report on Form 10-K over the Internet by accessing http://www.envisionreports.com/MSCC. Information on this website does not constitute part of this proxy statement.
QUESTIONS AND ANSWERS
Proxy Materials

1.	What information is contained in this proxy statement?
The information contained in this proxy statement relates to the proposals to be voted on at the Annual Meeting of Stockholders, the voting process, our Board of Directors and the committees of our Board of Directors, the compensation of directors and of certain executive officers for fiscal year 2013, and other required information. Our 2013 Annual Report on Form 10-K, which includes our audited consolidated financial statements, has also been made available to you.

2.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Under the applicable rules of the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2013 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. On or about December 20, 2013, we are mailing the Notice of the Internet Availability of Proxy Materials (the “Notice”) to our stockholders (except those stockholders who previously requested electronic or paper delivery of proxy materials), which includes instructions as to how stockholders may access and review all of the proxy materials, including this proxy statement and our 2013 Annual Report on Form 10-K, on the Internet and how stockholders may submit a proxy electronically via the Internet. The Notice also contains instructions on how to receive, free of charge, a printed copy of our proxy materials. If you received the Notice, you will not receive a paper copy of the proxy materials unless you request one.
Stock Ownership Information

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending the Notice or these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting of Stockholders. If you received a printed set of proxy materials by mail, we have enclosed a proxy card for you to use.

Beneficial Owner
If your shares are held in a brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice or these proxy materials are being forwarded to you on behalf of your broker, bank, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote and you also are invited to attend the Annual Meeting of Stockholders. If you received a printed set of proxy materials, your broker, bank, trustee or other nominee has enclosed a voting instruction form for you to use in directing the broker, bank, trustee or other nominee how to vote your shares.
Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting of Stockholders unless you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting of Stockholders.
Voting Information

4.	What items of business will be voted on at the Annual Meeting of Stockholders?
The items of business scheduled to be voted on at the Annual Meeting of Stockholders are:

•	The election of the eight director nominees named in this proxy statement to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

•	Approval, on an advisory basis, of named executive officer compensation (Proposal 2);

•	Approval of an amendment to the Microsemi Corporation 2008 Performance Incentive Plan (the “2008 Plan”) (Proposal 3); and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal 4).
We will also consider any other business that properly comes before the Annual Meeting of Stockholders or any adjournments or postponements thereof. See Question “What happens if additional matters are presented at the Annual Meeting of Stockholders?” below.

5.	How does the Board recommend that I vote?
Our Board of Directors recommends that you vote your shares:
“FOR” election of all of the nominees to the Board (Proposal 1);
“FOR” the approval of the compensation of our Named Executive Officers (as hereinafter defined) (Proposal 2);

“FOR” the approval of the amendment to the 2008 Plan (Proposal 3); and
“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal 4).

6.	What shares can I vote?
Each share of our common stock outstanding as of the close of business on December 16, 2013, (the “record date”) is entitled to one vote on each item being voted upon at the Annual Meeting of Stockholders. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank, trustee or other nominee. At the close of business on the record date, 94,632,545 shares of our common stock were outstanding and entitled to vote.

7.	How can I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting of Stockholders. Shares held beneficially in street name may be voted in person at the Annual Meeting of Stockholders only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting of Stockholders, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

8.	How can I vote my shares without attending the Annual Meeting of Stockholders?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting of Stockholders. If you are a stockholder of record, you may vote by submitting a proxy to authorize how your shares are voted. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other nominee. For directions on how to vote, please refer to the instructions below and to those included in the Notice or, if you received a printed set of proxy materials, on your proxy card or, for shares held beneficially in street name, the voting instruction form provided by your broker, bank, trustee or other nominee.
On the Internet—Stockholders may submit proxies via the Internet by following the instructions provided in the Notice or, if you received a printed set of proxy materials, on your proxy card or voting instruction form.
By Telephone—Stockholders of record who receive a printed set of proxy materials may submit proxies by telephone by following the instructions on their proxy card. Most of our stockholders who hold shares beneficially in street name and who receive a printed set of proxy materials may vote by telephone by calling the number specified on the voting instruction form provided by their broker, bank, trustee or other nominee. Please check the voting instruction form for telephone voting availability.
By Mail—Stockholders who receive a printed set of proxy materials may submit proxies or voting instructions by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

9.	What is the deadline for voting my shares?
If you hold shares as a stockholder of record, your proxy must be received before the commencement of voting at the Annual Meeting of Stockholders, except that if you vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 9:00 p.m., Pacific Standard Time, on the day prior to the Annual Meeting of Stockholders. If you hold shares beneficially in street name with a broker, bank, trustee or other nominee, please follow the voting instructions provided by your broker, bank, trustee or other nominee.

10.	May I change or revoke my vote?
You may change or revoke your vote at any time prior to the vote at the Annual Meeting of Stockholders. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at our principal executive offices prior to your shares being voted, or by attending the Annual Meeting of Stockholders and voting in person. Attendance at the Annual Meeting of Stockholders will not by itself cause your previously granted proxy to be revoked. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or other nominee, or, if you have obtained a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting of Stockholders and voting in person.  Attendance at the Annual Meeting of Stockholders will not by itself cause your previously granted voting instructions to be revoked.

11.	What is the voting requirement to approve each of the proposals?
In the election of directors, the eight persons receiving the highest number of affirmative votes of shares entitled to vote on the matter will be elected as directors.
Each of the other proposals to be considered at the Annual Meeting of Stockholders requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. However, because the advisory vote on named executive officer compensation (Proposal 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) are advisory only, the voting results on these matters are not binding on the Company, the Board of Directors or any committee thereof. The Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

12.	How are my votes counted?
In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. A vote of “WITHHELD” with respect to a director nominee will not be counted in determining the outcome of the election of the eight nominees at the Annual Meeting of Stockholders, although it will lower the number of affirmative votes the director receives.
For all proposals other than the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on these other proposals, your abstention has the same effect as a vote against the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit your proxy or voting instructions without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all of the nominees to our Board of Directors, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, “FOR” the approval of the amendment to the 2008 Plan and “FOR” ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm), and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting of Stockholders.
If you hold shares beneficially in street name through a brokerage account and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a non-routine matter when a broker has not received voting instructions from a beneficial owner and, pursuant to applicable stock exchange requirements, the broker is not permitted to vote on that non-routine matter without instructions from the beneficial owner but is permitted to exercise discretion to vote shares held by the beneficial owner on at least one other matter at the meeting without instructions from the beneficial owner. Brokers have discretion to vote a beneficial owner’s shares on Proposal 4, the proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from the beneficial owner. However, brokers do not have discretion to vote a beneficial owner’s shares on any of the other proposals (Proposals 1, 2 and 3), unless the broker has received voting instructions from the beneficial owner. Accordingly, if your shares are held in street name through a brokerage account and you do not submit voting instructions to your broker, your shares will constitute broker non-votes with respect to Proposal 1 (the election of directors), Proposal 2 (the advisory vote on named executive officer compensation) and Proposal 3 (approval of the amendment to our 2008 Plan). Broker non-votes will not be counted in determining the outcome of any of these proposals, but will be counted for purposes of determining whether a quorum is present.

13.	What happens if additional matters are presented at the Annual Meeting of Stockholders?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting of Stockholders. If you grant a proxy, the persons named as proxy holders, James J. Peterson and John W. Hohener, will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting of Stockholders. If any of the director nominees named in Proposal 1 is unable to serve or for good cause will not stand as a candidate for director or serve as a director if elected, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors or for the balance of the nominees, leaving a vacancy on our Board of Directors, unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the director nominees named in Proposal 1 will be unable or unwilling to stand as a director candidate or serve as a director if elected.

14.	Who will bear the cost of soliciting votes for the Annual Meeting of Stockholders?
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
We have also engaged Georgeson Inc. to assist us in connection with the solicitation of proxies for the Annual Meeting of Stockholders for an estimated fee of $13,000, plus a reasonable amount to cover expenses. We have also agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with this engagement.

15.	Where can I find the voting results of the Annual Meeting of Stockholders?
We intend to announce preliminary voting results at the Annual Meeting of Stockholders. We will also report voting results by filing a current report on Form 8-K with the Securities and Exchange Commission within four business days following the date of the Annual Meeting of Stockholders. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Annual Meeting of Stockholders Information

16.	How can I attend the Annual Meeting of Stockholders? What do I need for admission?
You are entitled to attend the Annual Meeting of Stockholders only if you were a stockholder or joint holder as of the close of business on December 16, 2013, the record date for the Annual Meeting of Stockholders, or if you hold a valid proxy for the Annual Meeting of Stockholders. If you are not a stockholder of record but hold shares beneficially through a broker, bank, trustee or other nominee, you should provide proof of beneficial ownership on the record date, a copy of the voting instruction form provided by your broker, bank, trustee or other nominee (if you received a printed set of the proxy materials) or other similar evidence of ownership.

17.	How many shares must be present or represented to conduct business at the Annual Meeting of Stockholders?
The quorum requirement for holding and transacting business at the Annual Meeting of Stockholders is that holders of a majority of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting of Stockholders must be present in person or represented by proxy at the Annual Meeting of Stockholders. Shares represented by proxies that reflect abstentions and broker non-votes as described previously in the Question “How are my votes counted?” are counted as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.
If a quorum is not present at the scheduled time of the Annual Meeting of Stockholders, the Annual Meeting of Stockholders may be adjourned until a quorum is present by either the chairman of the meeting or by a vote of stockholders that are present in person or represented by proxy and entitled to vote at the meeting.
Stockholder Proposals, Director Nominations and Related Bylaw Provisions

18.	May I propose actions for consideration at next year’s Annual Meeting of Stockholders?
Yes. Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2015 Annual Meeting of Stockholders may do so by following the procedures described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be delivered to us no later than August 22, 2014 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. All proposals should be sent to our Secretary at our principal executive offices.
If you intend to present a proposal at our 2015 Annual Meeting of Stockholders, but you do not intend to have the proposal included in our proxy statement for that meeting, or if you intend to nominate a candidate for election to our Board of Directors, you must deliver notice of your proposal or nomination by following the procedures set forth in Article II, Section 6 of our Bylaws. Your notice must be delivered to our Secretary not earlier than the close of business on October 14, 2014 and not later than the close of business on November 13, 2014. If the notice is not received within these deadlines or does not satisfy the additional notice requirements set forth in Article II, Section 6 of our Bylaws, the proposal or nomination will not be acted upon at the 2015 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock, as of December 16, 2013, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each director and each nominee for election as a member of our Board of Directors, (3) each of the executive officers named in the Summary Compensation Table included in this proxy statement, and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G or Schedule 13G/A filed with the SEC. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Directors and Named Executive Officers:
James J. Peterson	1,134,551	(3)	1.2%
Dennis R. Leibel	93,622	(4)	*
Thomas R. Anderson	24,616	(5)	*
William E. Bendush	28,751	(6)	*
Paul F. Folino	18,391	(7)	*
William L. Healey	23,616	(8)	*
Matthew E. Massengill	45,791	(9)	*
James V. Mazzo	15,690	(10)	*
John W. Hohener	159,620	(11)	*
Ralph Brandi	334,499	(12)	*
Steven G. Litchfield	342,242	(13)	*
David Goren	58,383		*
All directors and executive officers as a group (12 persons)	2,065,714	(14)	2.2%
Greater than 5% Stockholders:
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,622,109	(15)	8.4%
Invesco Ltd. and affiliates 1555 Peachtree Street NE Atlanta, GA 30309	7,190,614	(16)	7.9%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	5,949,193	(17)	6.9%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	5,982,731	(18)	6.6%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	5,232,192	(19)	5.8%

*	Represents less than 1.0% of the outstanding shares of our common stock.

(1)
We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We deem shares subject to options that are currently exercisable or exercisable within 60 days after December 16, 2013 outstanding for purposes of computing the share amount and the percentage ownership of the person holding the stock options, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

(2)	Except as noted in footnotes (1) above and (15) through (18) below, we determine applicable percentage ownership based on 94,632,545 shares of our common stock outstanding as of December 16, 2013.

(3)	Includes 826,900 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(4)
Includes 10,000 shares held in a defined benefit plan in which Mr. Leibel has sole voting and investment power and 59,750 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(5)	Includes 12,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(6)	Includes 12,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(7)
Includes 5,291 shares held by a trust of which Mr. Folino has sole voting and investment power and 12,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(8)	Includes 12,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(9)
Includes 5,791 shares held by a trust in which Mr. Massengill shares voting and investment power and 40,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(10)	Includes 9,899 shares held by a trust in which Mr. Mazzo shares voting and investment power.

(11)	Includes 70,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(12)	Includes 271,666 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(13)	Includes 255,000 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(14)	Includes 1,323,070 shares of our common stock that may be acquired within 60 days of December 16, 2013 through the exercise of stock options.

(15)
Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 1, 2013 by BlackRock, Inc. The schedule indicates that, as of December 31, 2012, BlackRock, Inc. had sole voting power and sole dispositive power over 7,622,109 shares of our common stock.

(16)
Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 5, 2013 by Invesco Ltd. on its own behalf and on behalf of certain subsidiaries. The schedule indicates that, as of December 31, 2012, Invesco Ltd., together with its subsidiaries, had sole voting power and sole dispositive power over 7,190,614 shares of our common stock.

(17)
Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 13, 2013 by Ameriprise Financial, Inc. (“AFI”) and its subsidiary, Columbia Management Investment Advisers, LLC (“CMIA”), 225 Franklin Street, Boston, MA 02110. The schedule indicates that, as of December 31, 2012, AFI, together with CMIA, had shared voting power over 1,513,978 shares of our common stock and shared dispositive power over 5,949,193 shares of our common stock.

(18)
Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 14, 2013 by Wellington Management Company, LLP (“Wellington”). The schedule indicates that, as of December 31, 2012, Wellington had voting power over 3,980,011 shares of our common stock and shared dispositive power over 5,982,731 shares of our common stock.

(19)
Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 12, 2013 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of its subsidiaries, Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, Ltd (“VIA”). The schedule indicates that, as of December 31, 2012, Vanguard had sole voting power over 127,343 shares, sole dispositive power 5,108,849 shares and shared dispositive power over 123,343 shares of our common stock.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Bylaws allow for a Board of Directors consisting of not fewer than three and up to thirteen directors, with the number being fixed from time to time by the Board of Directors. Our Board of Directors has fixed the number of directors at eight. Our Board of Directors has nominated all eight of our current directors for re-election to our Board of Directors. The eight nominees for election as directors, if elected, will each serve for a term of one year (ending as of the next Annual Meeting of Stockholders) and until their respective successors are elected and qualified.
Nominees for Election
Our nominees for election to our Board of Directors at the Annual Meeting of Stockholders include seven independent directors, as defined by the applicable listing standards of The NASDAQ Stock Market, LLC (the “NASDAQ Stock Market”) and one current member of management. Each of the nominees is currently a member of our Board of Directors and has consented to be named and to serve if elected. In the event that, before the Annual Meeting of Stockholders, any of the nominees for director should become unable to serve or for good cause will not serve if elected, the proxy holders may vote for a substitute nominee designated by our existing Board of Directors to fill the vacancy or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors. Our Board of Directors has no reason to believe that any of the nominees will be unwilling or unable for good cause to serve if elected as a director.
The names and other information of each of the eight nominees below contains information regarding the nominee’s service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years, if applicable, and the experiences, qualifications, attributes or skills that the Governance and Nominating Committee and the Board of Directors used to determine that the person should serve as a director.

Name
Position with Company, Principal Occupation during Last Five Years, Directorships at Other Public Companies during Last Five Years, Legal or Administrative Proceedings (if applicable), and Qualifications to Serve as Director
	Age	Director Since
James J. Peterson
Mr. Peterson has been our Chairman of the Board and Chief Executive Officer since November 2013 and was our President and Chief Executive Officer from 2000 to November 2013. He served as President of LinFinity Microelectronics, Inc., a manufacturer of linear and mixed signal integrated from 1997 to 1999 and as its Vice President of Sales from 1996 to 1997. We acquired LinFinity Microelectronics, Inc. in 1999. Prior to joining LinFinity Microelectronics, Inc., Mr. Peterson served as Senior Vice President, Worldwide Sales & Corporate Communications of Texas Instruments Storage Products Group from 1984 to 1996. Mr. Peterson was a Director of STEC, Inc., a storage solutions technology company based in Santa Ana, California, from 2003 to 2009. Mr. Peterson possesses significant experience in our industry and contributes detailed knowledge of our Company’s strategy and operations to the Board of Directors.

	58	2000

Name
Position with Company, Principal Occupation during Last Five Years, Directorships at Other Public Companies during Last Five Years, Legal or Administrative Proceedings (if applicable), and Qualifications to Serve as Director
	Age	Director Since
Dennis R. Leibel
Mr. Leibel has been our Lead Independent Director since November 2013 and was our Chairman of the Board from 2004 to November 2013 Mr. Leibel is currently a retired financial and legal executive, private investor and consultant. He previously held senior positions at management consulting firms Leibel and Associates and Esquire Associates LLC. Mr. Leibel served in senior positions at AST Research, Inc., a desktop, mobile and server PC manufacturer, including Senior Vice President of Legal and Administration, Treasurer and General Counsel, from 1985 to 1996. Prior to joining AST Research, Inc., Mr. Leibel served in senior positions at Smith International, Inc., a diversified oilfield services company, including Director of Taxes, Vice President of Tax and Financial Planning and Vice President of Finance. During his tenure at AST Research, Inc. and Smith International, Inc., both companies were members of the Fortune 500. Mr. Leibel was a Director of Commerce Energy Group, Inc. an electricity and natural gas marketing company based in Costa Mesa, California, from 2005 to 2008 and was a Director of DPAC Technologies Corp., a device networking company based in Hudson, Ohio, from 2006 to 2011. Mr. Leibel brings to the Board of Directors long-term experience in legal, tax and financial matters and experience as a member of senior management within a large organization.
	69	2002
Thomas R. Anderson
Mr. Anderson is currently a retired executive and private investor. He served as Vice President and Chief Financial Officer of QLogic Corporation, a storage networking technology supplier, from 1993 to 2002. Prior to joining QLogic Corporation, he was Corporate Senior Vice President and Chief Financial Officer of Distributed Logic Corporation, a manufacturer of tape and disk controllers and computer subsystems from 1990 to 1992. Mr. Anderson brings to the Board of Directors long-term experience as a finance professional in the technology industry and experience as a former Chief Financial Officer of public companies.
	69	2002
William E. Bendush
Mr. Bendush is currently a retired executive and private investor. He served as Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, an information technology products supplier, from 1999 to 2003. Prior to joining Applied Micro Circuits Corporation, Mr. Bendush served in varying senior financial positions, including Senior Vice President and Chief Financial Officer, at Silicon Systems, Inc., a manufacturer of semiconductors for the telecommunications and data storage markets, from 1985 to 1999. Mr. Bendush has been a Director of Cohu, Inc., an equipment manufacturer for the semiconductor industry based in Poway, California, since 2011 and was a Director of Conexant Systems, Inc., a fabless semiconductor company based in Newport Beach, California, from 2008 to 2011. Mr. Bendush brings to the Board of Directors long-term experience as a finance professional in the technology industry and experience as a former Chief Financial Officer of a public company.
	64	2003

Name
Position with Company, Principal Occupation during Last Five Years, Directorships at Other Public Companies during Last Five Years, Legal or Administrative Proceedings (if applicable), and Qualifications to Serve as Director
	Age	Director Since
Paul F. Folino
Mr. Folino was the Executive Chairman of the Board of Emulex Corporation, an information technology products manufacturer, from 2006 to 2011 and has been as a Director of Emulex Corporation since 1993. He was Chairman of the Board of Emulex Corporation from 2002 to 2006 and its Chief Executive Officer from 1993 to 2006. Prior to joining Emulex Corporation, Mr. Folino served as President and Chief Executive Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. Mr. Folino has been a Director of CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government based in Irvine, California, since 2011, a Director of Lantronix, Inc., a provider of smart machine-to-machine connectivity solutions based in Irvine California, since 2012, and serves as a member of the Board of Directors or as a Trustee of a number of non-profit organizations. Mr. Folino brings to the Board of Directors business and leadership experience in the technology industry, including experience as a public company Chief Executive Officer in the technology industry.
	68	2004
William L. Healey
Mr. Healey is currently a business consultant and private investor. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, Inc., an electronics manufacturer. From 1999 to 2002, Mr. Healey was a business consultant and private investor. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturer, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, Inc., including Senior Vice President of Operations. Mr. Healey has been a Director of Sypris Solutions, Inc., a provider of technology-based outsourced services and specialty products based in Louisville, Kentucky, since 1997 and a Director of Pro-Dex, Inc., a motion control and rotary drive systems manufacturer based in Irvine, California, from 2007 to 2013 and its Chairman of the Board from 2010 to 2013. Mr. Healey brings to the Board of Directors expertise in strategic planning and operations, experience as a former public company Chief Executive Officer in the electronics sector and experience from service on the boards of directors of several public companies.
	69	2003
Matthew E. Massengill
Mr. Massengill is the former Chairman of the Board of Western Digital Corporation, a computer storage technology provider, a position he held from 2001 to 2007. He also served as Western Digital Corporation’s Executive Chairman of the Board from 2005 to 2007, its Chief Executive Officer from 2000 to 2005 and its President from 2000 to 2002. Mr. Massengill has been a Director of Western Digital Corporation since 2000 and a Director of GT Advanced Technologies, Inc., a supplier of materials for solar cell and panel manufacturing based in Merrimack, New Hampshire, since 2008 and its Chairman of the Board since 2010. He was also a Director of Conexant Systems, Inc. from 2008 to 2011, and a Director of ViewSonic Corporation, a global provider of display products based in Walnut, California, from 2003 to 2008. Mr. Massengill brings to the Board of Directors technical training and business and leadership experience in the technology industry, including experience as a public company Chief Executive Officer in the technology industry and service on the boards of directors of several public companies.
	52	2006

Name
Position with Company, Principal Occupation during Last Five Years, Directorships at Other Public Companies during Last Five Years, Legal or Administrative Proceedings (if applicable), and Qualifications to Serve as Director
	Age	Director Since
James V. Mazzo
Mr. Mazzo has been an operating partner at Versant Venture Management, LLC since 2013, and serves as an officer or director at a number of Versant Venture's portfolio companies. He also served as senior vice president at Abbott Medical Optics, a medical optic technologies company based in Santa Ana, California, from 2009 to 2013. He was Chief Executive Officer of Advanced Medical Optics, Inc. from its 2002 spin-off from Allergan Inc. until its 2009 sale to Abbott, and its President from 2002 to 2007, and served on its Board of Directors from 2001 to 2009 and as its Chairman of the Board from 2006 to 2009. From 1980 to 2002, Mr. Mazzo held a variety of senior executive-level positions at Allergan, Inc., a global multi-specialty health care company based in Irvine, California, including serving as president of Allergan's Europe/Africa/Middle East region, vice president and managing director in Italy, and director of marketing in Canada. Mr. Mazzo also recently completed a term as chairman of the Advanced Medical Technology Association (AdvaMed), serving from 2010 to 2012, and as a member of the board of directors of Beckman Coulter, Inc., a manufacturer of biomedical testing equipment, from 2007 to 2009. Mr. Mazzo also serves as a member of the Board or as a Trustee of a number of non-profit organizations and educational institutions. Mr. Mazzo brings to the Board of Directors over 30 years of global business and executive leadership experience in the healthcare and medical technologies industries, including experience as a public company Chief Executive Officer and service on the boards of directors of several public companies.
	56	2012
Vote Required and Recommendation of the Board of Directors
The eight persons receiving the highest number of affirmative votes of shares entitled to be voted for the election of directors will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

Executive officers are appointed on an annual basis by our Board of Directors and serve at the discretion of the Board of Directors. The names and other information concerning our executive officers (other than James J. Peterson) are set forth below. The information regarding James J. Peterson is provided under the heading “Election of Directors” above.

Name	Position with Company and Principal Occupation during Last Five Years	Age	Officer Since
John W. Hohener	Executive Vice President, Chief Financial Officer, Secretary and Treasurer since 2009; Vice President, Chief Financial Officer and Secretary since 2008; Vice President of Finance, Treasurer and Chief Accounting Officer since 2007; Vice President of Finance from 2006 to 2007.	58	2006

Paul H. Pickle	President and Chief Operating Officer since 2013; Executive Vice President, Integrated Circuits Group from 2012 to 2013; Senior Vice President and General Manager, Analog and SoC Products from 2011 to 2012; Vice President and General, Analog Mixed Signal Products Group from 2009 to 2011; Vice President, Worldwide Applications Engineering from 2004 to 2009.	43	2013

Steven G. Litchfield	Executive Vice President, Chief Strategy Officer since 2009; Executive Vice President-Analog Mixed Signal Group from 2006 to 2009; Vice President-Corporate Marketing & Business Development from 2003 to 2006; Director of Business Development from 2001 to 2003.	44	2003

David Goren	Senior Vice President of Business Affairs, Legal and Compliance since 2012; Vice President, Legal since 2007; General Counsel, PowerDsine, Ltd. (acquired by Microsemi), from 2002 to 2007.	55	2012
CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES
Corporate Governance
Corporate Governance Guidelines and Code of Ethics
Our Board of Directors believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines that guide its actions with respect to, among other things, the composition of the Board of Directors, the Board of Directors’ decision-making processes, Board of Directors' meetings and involvement of management and the Board of Directors’ standing committees, and procedures for appointing a Lead Independent Director and members of the committees. In addition, our Board of Directors has adopted a Code of Ethics that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of the NASDAQ Stock Market.
Our Code of Ethics and Corporate Governance Guidelines are available on our website under the Corporate Governance section of the Investors tab at http://www.microsemi.com. Waivers from, and amendments to, our Code of Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, will be timely posted on our website under the Corporate Governance section of the Investors tab at http://www.microsemi.com.
Director Independence
Our Corporate Governance Guidelines provide that a majority of the Board of Directors and all members of the Audit, Compensation, and Governance and Nominating Committees of the Board of Directors will be independent. On an annual basis, each director or executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of each director’s business and personal activities as they may relate to the Company, including any transactions with us in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Following completion of these questionnaires, the Board of Directors, with the assistance of the Governance and Nominating Committee, makes an annual determination as to the independence of each director using the current standards for

“independence” as established by the NASDAQ Stock Market and after consideration of any material relationship a director may have with the Company.
In December 2013, our Board of Directors affirmatively determined that all of our directors and nominees for election at the Annual Meeting of Stockholders are independent, as “independence” is defined under applicable listing standards of the NASDAQ Stock Market, except for James J. Peterson who serves full-time as our Chairman of the Board and Chief Executive Officer.
Board Leadership Structure
Our Board of Directors periodically reviews the appropriateness and effectiveness of its leadership structure, and in November 2013, the Board of Directors approved amendments to the Company’s Bylaws and Governance Guidelines to provide that (1) the offices of Chairman and Chief Executive Officer are not required to be separated, and (2) if the Chairman of the Board of Directors is not an independent director, the independent directors may choose from among their members a Lead Independent Director. On November 12, 2013, the Board of Directors appointed Mr. Peterson, our Chief Executive Officer, to serve as Chairman of the Board of Directors, and the independent directors of the Board of Directors appointed Mr. Leibel to serve as Lead Independent Director.
The Lead Independent Director’s duties and responsibilities include, but are not limited to, the following: preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors, and has authority to call meetings of the independent directors; serve as liaison between the Chairman and the independent directors; approve, in consultation with the Chairman, the agenda for meetings of the Board of Directors and an appropriate schedule for meetings of the Board of Directors and its committees; approve information sent to the Board of Directors; and, where necessary, be available for consultation and direct communications with our stockholders.
We do not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be combined or separated. Rather, our Bylaws and Governance Guidelines retain flexibility for the Board of Directors to choose its Chairman in any way that it deems best for the Company at any given time. Although we have in the past separated the roles of Chairman and Chief Executive Officer, the Board of Directors believes that having Mr. Peterson serve in both these roles, coupled with strong independent director leadership, which is being enhanced by the appointment of a Lead Independent Director, is the most appropriate and effective board leadership structure for us at this time.
Board Oversight of Enterprise Risk
Our Board of Directors is responsible for the oversight of enterprise risk and review of our management’s processes for identifying, evaluating, managing, monitoring and mitigating risk to the Company. Management is responsible for establishing these processes, including activities to manage day-to-day risk of our business and operations. Management regularly discusses these topics with our Board of Directors, specifically in relation to our business outlook, strategy and operations. The Board of Directors considers its role in risk management to be of high importance and seeks to ensure that there is an appropriate balance of risk and opportunity.
Our Board of Directors conducts executive sessions of independent directors at each regularly-scheduled meeting. Our Board of Directors believes that these sessions promote open discussions amongst the independent directors and facilitate its oversight role of enterprise risk management.
Committees of the Board of Directors have oversight responsibilities with regard to risk management within each committee’s area of responsibility. These risks may be specified in a committee charter or periodically identified by the committees.
Our Board of Directors believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Company’s leadership structure described under “Board Leadership Structure” above.
Compensation Risk Assessment. We have reviewed our compensation programs to determine whether they encourage unnecessary or excessive risk taking and we have concluded that they do not. In making our assessment, during fiscal year 2013, the Compensation Committee engaged Exequity, LLP (“Exequity”), its independent compensation consultant, to provide a compensation risk overview which was considered in our risk assessment.
We believe that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. While the Company’s performance-based cash bonuses are generally based on annual results, the amount of such bonuses is generally capped and represents only a portion of each individual’s overall total compensation opportunities. The Company also generally has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances.
As to our compensation arrangements for our executive officers, the Compensation Committee takes risk into account in establishing and reviewing these arrangements. The Compensation Committee believes that our executive compensation arrangements do not encourage unnecessary or excessive risk taking as base salaries are fixed in amount and thus do not encourage risk taking. While the Company’s annual incentive program requires that the Company achieve specified operating performance goals in order for cash bonuses and equity awards to be granted to executives under the program, the Compensation Committee determines the actual amount of each executive’s cash bonus and equity grant based on multiple Company and individual performance criteria as described below. The Compensation Committee believes that the annual incentive program appropriately balances risk and the desire to focus executives on specific annual goals important to our success, and that it does not encourage unnecessary or excessive risk taking.
In addition, a significant portion of the compensation provided to our executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and since awards are generally granted on an annual basis and subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.
Committees
Our Board of Directors has standing Audit, Compensation, Governance and Nominating, and Executive Committees. Each of these committees operates pursuant to a written charter that is available on our website under the Corporate Governance section of the Investors tab at http://www.microsemi.com. Our Board of Directors typically determines the membership of these committees at its organizational meeting held immediately after the Annual Meeting of Stockholders. The following table identifies the current members in the committees of our Board of Directors:

Director	Audit	Compensation	Governance and Nominating	Executive
James J. Peterson				Chair
Dennis R. Leibel	✓		Chair	✓
Thomas R. Anderson	Chair		✓	✓
William E. Bendush	✓	✓	✓
Paul F. Folino		✓	✓
William L. Healey	✓		✓
Matthew E. Massengill		Chair	✓
James V. Mazzo		✓	✓

Audit Committee. The Audit Committee consisted of directors Thomas R. Anderson, William E. Bendush, William L. Healey and Dennis R. Leibel for the entire fiscal year 2013. Our Board of Directors has affirmatively determined that each of the members of the Audit Committee is independent as defined under applicable listing standards of the NASDAQ Stock Market and applicable rules of the SEC. The Board of Directors has also determined that each of Messrs. Anderson, Bendush, Healey and Leibel are “audit committee financial experts” as defined by rules of the SEC. The Audit Committee held nine meetings during fiscal year 2013.
The Audit Committee reviews matters relating to our internal and external audits, financial statements and systems of internal controls. The primary responsibility of the Audit Committee is to retain and confirm the independence of our independent registered public accounting firm, review the scope and results of audit and non-audit assignments and review the adequacy of financial reporting processes, internal controls and policies with respect to risk assessment and risk management. Our internal audit department reports directly to the Audit Committee and performs procedures to identify and evaluate risks. Our internal audit department also recommends risk management controls and continually monitors the effectiveness of these controls. Our Audit Committee meets with the Chief Financial Officer and internal audit department on at least a quarterly basis.

The Audit Committee also meets with our independent registered public accounting firm on at least a quarterly basis. Meetings with our independent registered public accounting firm are held both in the presence of management and in executive session without the presence of management. Our independent registered public accounting firm also has direct access to the Audit Committee.
The Audit Committee also prepares an annual Audit Committee Report and meets to conduct reviews of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Audit Committee’s procedures include, among other things, a review of the financial statements, disclosures and risk factors in the filing with management, our internal audit department and our independent registered public accounting firm. In addition, the Audit Committee is responsible for establishing procedures for the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters and the receipt, retention and treatment of complaints regarding accounting or auditing matters.
Compensation Committee. The Compensation Committee consisted of directors William E. Bendush, Paul F. Folino, Matthew E. Massengill and James V. Mazzo for the entire fiscal year 2013. Our Board of Directors has affirmatively determined that each of the members of the Compensation Committee is independent as defined under applicable listing standards of the NASDAQ Stock Market. The Compensation Committee held six meetings during fiscal year 2013.
Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•
approving goals relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level based on this evaluation;

•	approving all compensation arrangements for our other executive officers;

•
making recommendations to the Board of Directors with respect to, and overseeing the administration of, our incentive and equity-based compensation plans and all compensation arrangements for members of the Board of Directors and of committees of the Board of Directors;

•	helping to ensure that our compensation policies and practices create a direct relationship between executive compensation and performance and allow us to recruit and retain superior talent; and

•
reviewing the “Compensation Discussion and Analysis” section and recommending to our Board of Directors that such section be included in this proxy statement and incorporated by reference into the annual report, and preparing the Report of the Compensation Committee for inclusion in the proxy statement.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. Except as noted below, the Compensation Committee has no current intention to delegate any of its authority to any subcommittee. Our executive officers, including the Named Executive Officers (as identified below), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our CEO does provide input to the Compensation Committee regarding the performance of our other executive officers and make recommendations to the Compensation Committee with respect to their compensation.
The Board of Directors has appointed a Special Committee to make equity award grants to our employees other than executive officers in connection with the hiring, promotion or retention of these employees or otherwise consistent with budgets established from time to time by the Compensation Committee. Mr. Peterson is currently the sole member of this committee.
Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. For fiscal year 2013, the Compensation Committee retained Exequity as independent compensation consultants to assist it in determining the compensation levels for our senior executive officers. Except for the consulting services provided to the Compensation Committee, Exequity did not perform any other services for the Company or its management. The Compensation Committee has assessed the independence of Exequity and concluded that its engagement of Exequity does not raise any conflict of interest with the Company or any of its directors or executive officers. The Compensation Committee made its compensation decisions during fiscal year 2013, including decisions with respect to our Named Executive Officers’ compensation, after consultation with Exequity. Exequity advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay and proportion of annual cash pay to long-term incentive pay), setting compensation levels and determining whether our compensation programs present unnecessary or excessive risk taking. Exequity also reviewed and identified our appropriate peer group companies for fiscal year 2013 and helped the Compensation Committee to obtain and evaluate current executive compensation data for these peer group companies. All compensation decisions were made solely by the Compensation Committee or the Board of Directors.
Governance and Nominating Committee. The Governance and Nominating Committee consisted of directors Thomas R. Anderson, William E. Bendush, Paul F. Folino, William L. Healey, Dennis R. Leibel, Matthew E. Massengill and James V. Mazzo for the entire fiscal year 2013. Our Board of Directors has affirmatively determined that each of the members of the Governance and Nominating Committee is independent as defined under applicable listing standards of the NASDAQ Stock Market. The Governance and Nominating Committee considers matters related to the selection of individuals to be nominated for election to our Board of Directors, the orientation and continuing education of our directors, our annual Board of Directors and committee self-evaluations and our corporate governance policies. The Governance and Nominating Committee held five meetings in fiscal year 2013.
In its risk oversight responsibility, the Governance and Nominating Committee periodically reviews our Corporate Governance Guidelines and updates these guidelines as necessary. The Governance and Nominating Committee also reviews compliance with our Corporate Governance Guidelines and insider trading policy and results of our Board of Directors’ self-evaluation processes.
Whenever a vacancy occurs on our Board of Directors, the Governance and Nominating Committee is responsible for identifying and attracting one or more candidates to fill that vacancy, evaluating each candidate and recommending a candidate for selection by the full Board of Directors. In addition, the Governance and Nominating Committee is responsible for recommending nominees for election or re-election to our Board of Directors at each Annual Meeting of Stockholders and for recommending and evaluating Board of Director committee assignments. In identifying and evaluating possible candidates for election as a director, the Governance and Nominating Committee considers factors related to the general composition of the Board of Directors as well as specific selection criteria related to the character and capacities of the individual candidates. We believe that the diversity of experience and background of our Board of Directors increases its ability to oversee enterprise risk.
While the Governance and Nominating Committee has no specific minimum qualifications in evaluating a director candidate, the Governance and Nominating Committee charter provides, among other things, that our Board of Directors should be composed of directors who will bring to the Board a variety of experience and backgrounds and who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, and that our Chief Executive Officer should normally be one of our directors. The Governance and Nominating Committee Charter also provides that, in considering possible candidates for election to our Board of Directors, the Governance and Nominating Committee and other directors should be guided in general by the composition guidelines established above and by, among other things, that each director: (1) should be chosen without regard to sex, race, age, religion or national origin; (2) should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others; (3) should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director; (4) should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (5) should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director. The Governance and Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but from time to time looks for individuals with specific qualifications so that the Board of Directors as a whole may maintain an appropriate diversity of experience and background.
A stockholder may recommend a director candidate to the Governance and Nominating Committee by delivering a written notice to our Secretary at our principal executive offices that includes the resume of the person being recommended and a statement in writing of the reasons why the person being recommended is well qualified and that the person is ready, willing and able to serve as a director. The Governance and Nominating Committee may request additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. The Governance and Nominating Committee will review, investigate and recommend to the Board of Directors whether it should accept or reject for election to the Board of Directors each candidate suggested by any stockholder of the Company. The Governance and Nominating Committee will evaluate the director candidate in the same manner and using the same criteria as used for any other director candidate. If the Governance and Nominating Committee determines that a stockholder-recommended candidate is suitable for membership on our Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board of Directors or in connection with the next Annual Meeting of Stockholders. Stockholders who desire to recommend candidates for consideration by our Board of Directors in connection with the next Annual Meeting of Stockholders should submit their written recommendation no later than the last day of the fiscal year preceding the year of that meeting.
Executive Committee. The Executive Committee consisted of directors Thomas R. Anderson, Dennis R. Leibel and James J. Peterson for the entire fiscal year 2013. The Executive Committee may act on behalf of the Board of Directors in such areas as specifically designated and authorized at a preceding meeting of the Board of Directors, or in areas requiring extraordinary or expeditious action when the entire Board of Directors cannot be convened, except with respect to actions specifically reserved to the Board of Directors itself or any actions that are specifically prohibited from being delegated to a Board committee by law, by our Bylaws or in resolutions adopted by the Board of Directors as then in effect. There were no meetings of the Executive Committee in fiscal year 2013.
Meetings and Attendance
During fiscal year 2013, our Board of Directors held a total of seven regularly scheduled or special meetings. While serving as a director in fiscal year 2013, no director attended less than 75% of the total number of meetings of the Board of Directors and of all committees on which the director served during the period that he served during fiscal year 2013.
All of our directors in office at the time attended our 2013 Annual Meeting of Stockholders. Our Board of Directors encourages each director to make every reasonable effort to attend our Annual Meeting of Stockholders.
Communicating with Directors
Stockholders may send communications to any director(s), our entire Board of Directors, or any committee of the Board of Directors via U.S. Mail to the following address: Microsemi Corporation, Attention: Lead Independent Director, One Enterprise, Aliso Viejo, California 92656. All communications received will be opened by the Secretary or his designee for the sole purpose of determining whether the contents represent a message to our directors. The Secretary or his designee will forward copies of all correspondence that, in the opinion of the Secretary or his designee, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board of Directors.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal Year 2013

The following table presents information regarding the compensation paid for fiscal year 2013 to members of our Board of Directors who are not also our employees (referred to as “Non-Employee Directors”). The compensation paid to Mr. Peterson, who is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2) (3)	Option Awards (1) (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Thomas R. Anderson	$94,500	$124,333	$—	$—	$—	$—	$218,833
William E. Bendush	$91,000	$124,333	$—	$—	$—	$—	$215,333
Paul F. Folino	$77,500	$124,333	$—	$—	$—	$—	$201,833
William L. Healey	$81,000	$124,333	$—	$—	$—	$—	$205,333
Dennis R. Leibel	$188,500	$124,333	$—	$—	$—	$—	$312,833
Matthew E. Massengill	$87,500	$124,333	$—	$—	$—	$—	$211,833
James V. Mazzo	$77,500	$124,333	$—	$—	$—	$—	$201,833

(1)
The amounts reported in the “Stock Awards” column of the table above reflect the fair value on the grant date of the stock awards granted to our Non-Employee Directors during fiscal year 2013 as determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. The fair value of the stock awards granted to Non-Employee Directors was determined for these purposes based on the closing price of our common stock on the date of grant which was $21.47. As described below, the number of shares subject to each of these awards was determined by dividing a fixed dollar amount of $120,000 by the average closing price of a share of our common stock over a period of twenty consecutive trading days ending on the date of grant which was $20.72. Accordingly, the dollar amount reported in the table above is different from the fixed dollar amount used to calculate the number of shares to be subject to these awards. For additional information on the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in the Stock-Based Compensation and Employee Benefit Plans footnote to the Company's Consolidated Financial Statements, included as part of the Company's 2013 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. No stock awards granted to Non-Employee Directors were forfeited during fiscal year 2013.

(2)
The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our Non-Employee Directors as of September 29, 2013. No option awards granted to Non-Employee Directors were forfeited during fiscal year 2013.

Director	Number of Shares Subject to Outstanding Options as of September 29, 2013	Number of Unvested Shares of Restricted Stock as of September 29, 2013
Thomas R. Anderson	12,000	—
William E. Bendush	12,000	—
Paul F. Folino	12,000	—
William L. Healey	12,000	—
Dennis R. Leibel	63,500	—
Matthew E. Massengill	40,000	—
James V. Mazzo	—	—

(3)
Pursuant to our Non-Employee Director compensation program described below, we granted each of our Non-Employee Directors then in office 5,791 fully-vested shares of our common stock on February 12, 2013 (the date of our 2013 Annual Meeting of Stockholders). Each of these grants had a fair value of $124,333 on the grant date based on the closing price of our stock on the grant date which was $21.47. See footnote (1) for the assumptions used to value each of these awards.

Director Compensation Policy
The Board has adopted the following policies for compensating our Non-Employee Directors for their service to the Board.
Cash Compensation. For fiscal year 2013, each Non-Employee Director was paid an annual cash retainer of $60,000. A Non-Employee Director who served as the Independent Chair of the Board or the Lead Independent Director was entitled to an additional cash retainer of $100,000 annually while serving in that position. The Chairs of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee receive additional annual retainers of $15,000, $10,000, and $7,500, respectively, while serving in these positions. In addition, the members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee (including in each case the Chair of the committee) receive additional annual retainers of $12,000, $10,000 and $7,500, respectively. In the event a Non-Employee Director attends more than eight meetings of the Board or of the Audit Committee, the Compensation Committee or the Governance and Nominating Committee in a particular fiscal year (whether such attendance is in person or by telephone and regardless of the length of the meeting), the director receives a $1,500 fee for each meeting of the Board or the Board committee, as applicable, attended in excess of eight meetings during that fiscal year (in the case of committee meetings, only if the director is a member of the applicable committee). Other meeting fees were eliminated and no additional compensation is paid for actions taken by the Board or any committee by written consent.
Equity Awards. Our director compensation policy is designed to further link the interests of directors with those of our stockholders through awards of our common stock. Under the policy the number of shares of our common stock to be awarded to a Non-Employee Director on a particular grant date is determined by dividing a pre-established grant date value (expressed in dollars) by the average closing price (the “Average Closing Price”) of a share of our common stock over a period of twenty consecutive trading days ending with the grant date (or on the immediately preceding trading day if the grant date is not a trading day). We believe this approach provides our directors with consistent levels of equity-based compensation each year when measured based on grant-date values. Each award of our common stock to a Non-Employee Director is fully vested at grant.
The annual grant date value used to determine the number of shares of our common stock to award to one of our continuing Non-Employee Directors is $120,000. The Board determined that the equity awards granted to our Non-Employee Directors for fiscal year 2013 would be made at our Annual Meeting of Stockholders. Accordingly, on February 12, 2013, each of our Non-Employee Directors in office at that time was awarded 5,791 shares of our common stock, which was determined by dividing a grant date value of $120,000 by the Average Closing Price on that date which was $20.72.
A new Non-Employee Director appointed or elected to the Board will be granted an award of our common stock on the date the director first becomes a member of the Board determined by dividing (1) the sum of $120,000 plus (if the director takes office other than on the date of an Annual Meeting of Stockholders) a pro-rata portion of the regular $120,000 annual equity award grant value (to account for the period of time remaining in the year before the next regular annual equity award grant for our Non-Employee Directors) by (2) the Average Closing Price as of that date. For example, if a new Non-Employee Director first joins the Board six months after the last Annual Meeting of Stockholders, the Non-Employee Director will receive a number of shares of our common stock equal to $180,000 (the initial fixed grant amount of $120,000 plus a pro-rata portion ($60,000) of the regular annual grant amount to account for the fact that the director joined the Board mid-year) divided by the Average Closing Price on the date the director joins the Board.
All of our Non-Employee Directors will be reimbursed by the Company for their reasonable travel, lodging and meal expenses incident to meetings of the Board or committees of the Board or in connection with other Board related business.
No changes were made to our policies for compensating Non-Employee Directors for fiscal year 2014.
Director Stock Ownership Guidelines
Our Board of Directors has established stock ownership guidelines for our directors. Each director shall, by August 5, 2014 or within five years after first becoming a member of the Board, whichever occurs later, acquire and hold for the balance of time the director serves on the Board, not fewer than 10,000 shares of common stock of the Company. The closing price of a share of the Company’s common stock on December 16, 2013 was $23.56. At that price, the value of 10,000 shares of or common stock (the stock ownership guideline) was approximately 3.9 times the current $60,000 base annual retainer paid to our Non-Employee Directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or our principal financial officer during fiscal year 2013, and our three other most highly compensated executive officers. These individuals are listed in the “Summary Compensation Table” below and are referred to as the “Named Executive Officers” in this proxy statement.
Our executive compensation programs are determined and approved by our Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting compensation levels for our other Named Executive Officers.
Executive Summary
As described more fully in the Compensation Discussion and Analysis below, the objectives of our executive compensation program are to allow us to recruit and retain superior talent, to create a direct relationship between executive compensation and performance, and to create proper incentives to enhance the value of the Company and reward superior performance.
In furtherance of our executive compensation objectives, the Company's executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces stockholder interests by linking the compensation we pay to our executives directly to our performance. These features include the following:

•
The annual bonus opportunities awarded to the Named Executive Officers for fiscal year 2013 were based on the Company's revenue, earnings per share, and net cash flow for the fiscal year against performance targets established by the Compensation Committee. Based on the Company’s actual fiscal 2013 performance, and consistent with the Company’s pay-for-performance philosophy, the Company did not pay bonuses to the Named Executive Officers for fiscal year 2013.

•
In structuring the Named Executive Officers’ long-term incentive awards for fiscal year 2013, the Compensation Committee decided that 50% of the restricted shares awarded to each of the Named Executive Officers would be in the form of restricted share units that vest based on the Company's revenue and earnings per share (subject to certain adjustments), as well as the Company’s total shareholder return, for fiscal years 2013, 2014 and 2015 in comparison with targets established by the Compensation Committee, as well as the Company’s total shareholder return over the same period relative to a peer group of companies in the semiconductor industry selected by the Compensation Committee. There is no minimum vesting for these performance-based restricted stock units (i.e., all the performance-based units may be forfeited if minimum performance is not achieved), and the maximum number of stock units that may be earned based on performance is capped. The balance of the restricted shares awarded were subject to a three-year vesting schedule to promote retention of the executive team.

•
To further enhance the alignment of interests between our Chief Executive Officer and our stockholders, Mr. Peterson is expected to hold a meaningful level of Company stock established under our stock ownership policy.

•	The Compensation Committee retains and, in setting the Company's executive compensation policies, regularly seeks the advice of an independent compensation consultant.
Compensation Governance Measures
Certain practices included and excluded from our executive compensation programs are highlighted below.

•	Our Compensation Committee retains its own independent compensation consultants.

•
The Compensation Committee's independent compensation consultants performed a compensation risk overview considered in our determination that our compensation programs do not encourage unnecessary or excessive risk taking.

•
Our executive compensation program is designed to link pay to performance and includes, among other things, revenue, adjusted earnings per share and relative total shareholder return as performance measures.

•
Our change-in-control agreements include double-triggers and the applicable severance multiplier is limited to two times for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, and one times for other executives.

•	Our Chief Executive Officer and Non-Employee Directors are subject to our stock ownership policy.

•	Our equity compensation plan does not permit repricing of stock options and similar awards without stockholder approval.

•	Our Code of Ethics prohibits employees and directors from, among other things, hedging, trading in options, pledging and short-selling our common stock.

•	We do not offer executive employment agreements with fixed-term employment commitments.

•	We do not offer multi-year guaranteed bonuses.

•	We do not offer a defined benefit pension or supplementary executive retirement plan.

•	We do not offer tax gross-ups on perquisites.
Executive Compensation Program Objectives and Overview
The Compensation Committee conducts an annual review of our executive compensation programs to help ensure that:

•	the program is designed to allow the Company to recruit and retain superior talent and to create a direct relationship between executive compensation and performance; and

•	the program provides compensation and benefit levels that create proper incentives to enhance the value of the Company and reward superior performance.
The Compensation Committee also reviews compensation levels for our executive officers against compensation levels for similar positions at a peer group of companies to help ensure that our executive compensation levels are reasonable. However, the Compensation Committee does not specifically “benchmark” compensation at a particular level as compared with these other companies. Instead, the Compensation Committee refers to the peer group compensation data as one data point regarding competitive pay levels. The Compensation Committee's practice has been to retain independent compensation consultants to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data for these companies. The Compensation Committee selected the following companies as our peer group companies for fiscal year 2013:

Aeroflex Holding Corp.	Integrated Device Technology, Inc.	PMC-Sierra, Inc.
Atmel Corporation	International Rectifier Corporation	RF Micro Devices, Inc.
Avago Technologies, Ltd.	Intersil Corporation	Semtech Corporation
Cree, Inc.	Linear Technology Corporation	Silicon Laboratories Inc.
Cypress Semiconductor Corporation	LSI Corporation	Skyworks Solutions, Inc.
Diodes Incorporated	Maxim Integrated Products, Inc.	TriQuint Semiconductor, Inc.
Fairchild Semiconductor Intl., Inc.	Microchip Technology Incorporated
These peer group companies were selected by the Compensation Committee based on the recommendations of its independent consultants and based on the Compensation Committee's assessment of the following criteria:

•	U.S.-based publicly traded semiconductor, semiconductor equipment and technology hardware & equipment companies; and

•
Revenues and market capitalization generally between one-third to three-times that of the Company, with the Company set at approximately the middle of the range of the peer companies at the time the peer group was selected.

The Compensation Committee reviews the peer group annually and may make changes in the group as it deems appropriate. With reference to the companies included in the Company’s executive compensation peer group for fiscal year

2012, Amkor Technology, Inc., AVX Corporation, Cirrus Logic, Inc., Emulex Corporation, Micrel, Inc., MKS Instruments, Inc., ON Semiconductor Corporation, Power Integrations, Inc., QLogic Corporation, and Vishay Intertechnology, Inc. were removed from the executive compensation peer group for fiscal year 2013, and Avago Technologies, Ltd. and Cree, Inc. were added to the executive compensation peer group for fiscal year 2013, to, in general, better position the Company at approximately the middle of the range of revenues and market capitalization for the peer group of companies.
Our current executive compensation program is based on three key components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) long-term equity awards, in the form of restricted stock and/or stock unit awards (which may include awards subject to both time-based and performance-based vesting requirements).
In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Annual incentive bonuses are primarily intended to motivate our Named Executive Officers to achieve specified financial goals and any other operating objectives established for the particular year, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers' long-term interests with stockholders' long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and long-term equity awards are the elements of our executive compensation program that are designed to reward performance and thus the creation of stockholder value. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance. We believe that in order to attract and retain top executives, we need to provide them with predictable compensation levels that reward their continued service.
We believe the individual components of our executive compensation program combine together to create a total compensation package for each Named Executive Officer that achieves our compensation objectives and is comparable to our peer group companies identified above. The Compensation Committee believes that the compensation levels for the Named Executive Officers are appropriate as the Company's revenue, operating income, market capitalization, and earnings per share are at or above the median range of the peer companies. Because the Compensation Committee generally seeks to provide compensation at levels it believes are currently competitive, we do not generally factor in amounts realized from prior compensation paid to the Named Executive Officers. However, both our annual and long-term incentive awards are tied to the performance of our Company and/or the value of our stock price.
At our last annual stockholders meeting held in February 2013, approximately 87% of our stockholders voting on the proposal to approve our executive compensation program supported our program. Based on this high level of support for our executive compensation program, the Compensation Committee did not change its general approach for fiscal year 2013. As noted above, we believe our executive compensation includes a number of features that further our compensation philosophy and reflect best practices in the market. The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
Current Executive Compensation Program Elements
Base Salaries
The Company has not entered into employment agreements with any of the Named Executive Officers that provide for minimum levels of base salary. Salaries for our Named Executive Officers are reviewed by the Compensation Committee on an annual basis and the Compensation Committee makes a subjective determination as to whether and the extent to which the salaries should be adjusted. To help inform its decisions in setting specific salary levels for each Named Executive Officer and the Company's other executive officers, the Compensation Committee considers the executive's past performance and expected future contributions to the Company, the Company's overall performance, the executive's salary and responsibilities relative to the other executive officers, the salaries of similarly situated executives with our peer companies, competitive data provided by the Compensation Committee's independent compensation consultants and the overall competition within the high technology market for executive talent. A formula is not used for these purposes and none of these factors is given any particular weight over another as the ultimate base salary determinations by the Compensation Committee are subjective.
During its annual review of base salaries conducted November 2012, the Compensation Committee approved increases to the base salaries for each of the Named Executive Officers by between four to six percent over their existing base salary levels, except that Mr. Goren's base salary was increased nineteen percent to reflect a promotion and related increases in Mr. Goren's responsibilities. The Compensation Committee determined in its judgment that these increases were appropriate in light of its subjective assessment of the Company's general performance in fiscal year 2012 relative to its peer group and the factors noted in the preceding paragraph. The Compensation Committee believes that the base salary levels of the Named Executive Officers are competitive.
Annual Incentive Bonuses
In November 2012, the Compensation Committee approved a program (the “bonus program”) that provided each of the Named Executive Officers with a cash incentive bonus opportunity for fiscal year 2013. The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management's interests with those of our stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers' compensation.
Performance Measures for Fiscal Year 2013
Under the bonus program, the amount of each Named Executive Officer's cash bonus for fiscal year 2013 would be determined based on the Company's revenue, earnings per share (“EPS”) and net cash flow from operations for the fiscal year relative to goals for each metric established by the Compensation Committee at the beginning of the fiscal year. As reflected in the Company's financial reporting, the Company's results for each metric were calculated in accordance with generally accepted accounting principles, with earnings per share and net cash flow then adjusted for the impact of restructuring activities, purchase accounting, acquisition-related charges and non-cash charges such as amortization of intangible assets and stock-based compensation. The Compensation Committee believed, in its judgment, that revenue, EPS and net cash flow from operations, as so adjusted (referred to in this discussion as “Revenue,” “Adjusted EPS,” and “Net Cash Flow” respectively), were appropriate short-term measures of the Company's growth and performance for purposes of the bonus program and that it would be appropriate for each of these metrics to be weighted equally under the bonus program. The Compensation Committee added Net Cash Flow as a performance measure for fiscal year 2013 to assess balance sheet management and cash flow generation. In addition, the Compensation Committee took into account the Company's historical levels of Revenue, Adjusted EPS and Net Cash Flow and that achievement of the target level of performance would reflect measurable growth in these metrics for the Company over fiscal year 2012.
Bonus Targets for Fiscal Year 2013
The Compensation Committee set target cash bonus amounts for each executive at levels that it believed, in its subjective judgment, were appropriate based on its assessment of the target bonus opportunity of similarly situated executives with our peer companies and the executive's responsibilities relative to the other executive officers. The target bonus amounts for each of the Named Executive Officers under the bonus program were as follows (expressed in each case as a percentage of the executive's base salary): Mr. Peterson - 110%; Mr. Hohener - 70%; Mr. Brandi - 75%; Mr. Litchfield - 65%; and Mr. Goren - 55%. Differences in target and actual bonus amounts reflect the Compensation Committee's assessment of different competitive pay levels for each position.
Bonus Design for Fiscal Year 2013
In order to incentivize performance throughout the fiscal year, the bonus program was divided into two components--a “First Half Performance Period” comprised of the first two quarters of fiscal year 2013, and a “FY13 Performance Period” covering the entire fiscal year. Each executive had the opportunity to earn up to 30% of the executive's target bonus for fiscal year 2013 during the First Half Performance Period. The bonus payable to each executive at the end of the First Half Performance Period would be determined in accordance with the following tables (with the percentage to be determined by linear interpolation if performance was between the 35% and 200% levels):

First Half FY13 Revenue	First Half FY13 Revenue Percentage
Less than $503,000,000	—%
$503,000,000	35%
$507,500,000	100%
$527,800,000	125%
$536,625,000	175%
$546,210,000 or more	200%

First Half FY13 Adjusted EPS	First Half FY13 Adjusted EPS Percentage
Less than $1.00	—%
1.00	35%
1.03	100%
1.09	125%
1.15	175%
$1.19 or more	200%

First Half FY13 Net Cash Flow	First Half FY13 Net Cash Flow Percentage
Less than $79,566,000	—%
$79,566,000	35%
$81,252,000	100%
$82,457,000	125%
$85,600,000	175%
$85,457,000 or more	200%
Bonus Payouts and Results for Fiscal Year 2013
For the FY13 Performance Period as a whole, each executive had the opportunity to earn up to 200% of the executive's target bonus opportunity for the fiscal year, provided that the amount of the bonus paid to the executive at the end of the year would be reduced by any bonus paid to the executive for the First Half Performance Period. Subject to such reduction, the bonus payable to each executive at the end of the FY13 Performance Period would be determined in accordance with the following tables (with the percentage to be determined by linear interpolation if performance was between the 35% and 200% levels):

FY13 Revenue	FY13 Revenue Percentage
Less than $1,020,000,000	—%
$1,020,000,000	35%
$1,049,853,000	100%
$1,091,847,000	125%
$1,100,417,000	175%
$$1,117,835 or more	200%

FY13 Adjusted EPS	FY13 Adjusted EPS Percentage
Less than $2.00	—%
$2.00	35%
$2.20	100%
$2.34	125%
$2.42	175%
$2.48 or more	200%

FY13 Net Cash Flow	FY13 Net Cash Flow Percentage
Less than $174,164,000	—%
$174,164,000	35%
$181,740,000	100%
$187,665,000	125%
$195,788,000	175%
$198,648,000 or more	200%
Under the bonus program, the Compensation Committee has discretion to reduce (but not increase) the bonus amount for any executive as determined under the terms of the program described above. The Company did not achieve any of the minimum performance goals under the bonus program for the First Half Performance Period. Accordingly, no bonuses were paid to the Named Executive Officers for the First Half Performance Period. The Company's fiscal year 2013 Net Cash Flow of $176,267,000 (equal to operating cash flow as reported under GAAP and adjusted for cash payments for restructuring) exceeded the minimum Net Cash Flow required to produce a bonus under the bonus program for the FY13 Performance Period. However, the Company did not achieve the minimum applicable Revenue and Adjusted EPS goals under the bonus program for the FY13 Performance Period.  Management assessed the Company’s overall performance against these metrics and recommended to the Compensation Committee that the Named Executive Officers not be paid bonuses for fiscal year 2013. Based on its subjective overall assessment of the Company’s performance against these metrics, the Compensation Committee accepted management’s recommendation and determined that bonuses for fiscal year 2013 would not be paid to the Named Executive Officers.

Name	Total Target Bonus	Total Cash Bonus Awarded
James J. Peterson	808,500	—
John W. Hohener	279,020	—
Ralph Brandi	365,550	—
Steven G. Litchfield	231,660	—
David Goren	187,000	—
Long-Term Incentive Equity Awards
Our policy is that the long-term compensation of our Named Executive Officers and other executive officers should be directly linked to the value provided to stockholders. Therefore, we have historically made annual grants of equity-based awards to provide further incentives to our executives to increase stockholder value. The Compensation Committee believes that performance-based compensation such as long-term equity incentives plays a significant role in aligning management's interests with those of our stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers' compensation. As described in more detail below, for fiscal year 2013, the Company implemented performance-based vesting requirements (in addition to a continued service requirement) for half of each Named Executive Officer's annual equity-based award.
Equity Grant Methodology
The Compensation Committee makes a subjective determination each year as to the type and number of long-term incentive equity awards to be granted to our Named Executive Officers in that year. To help inform its decision making process, the Compensation Committee considers a number of factors, including the executive's position with the Company and total compensation package, the executive's performance of his individual responsibilities, the equity participation levels of comparable executives at comparable companies, the Compensation Committee's general assessment of Company and individual performance, the executive's contribution to the success of the Company's financial performance, the tax consequences of the grants to the individual executive and the Company, accounting impact and potential dilution effects. A formula is not used for these purposes and none of these factors is given any particular weight over another as the ultimate equity award grant determinations by the Compensation Committee are subjective. As noted below, the Compensation Committee also generally considers in determining equity award levels that a greater percentage of overall compensation should be at-risk for our Chief Executive Officer as he bears greater responsibility for the overall performance of the

Company.
Annual equity award grants are generally granted at a Compensation Committee meeting held on or shortly after the first day of each new fiscal year. Other than grants made in connection with the hiring or promotion of employees or other special circumstances, the Compensation Committee generally does not grant equity awards at any other time during the year. Awards related to the hiring or promotion of an individual are issued and priced commensurate with the effective day of each action and are approved by the Compensation Committee (or the Special Committee appointed to make certain equity award grants to non-executive employees as described above) commensurate with or in advance of such action.
While stock options have been granted in the past, the Company's current practice is to primarily grant long-term incentive awards to Named Executive Officers in the form of shares of restricted stock or restricted stock units. In general, the restricted shares (or units) vest over the three-year period following the date of grant. Thus, restricted shares (or units) are designed both to link executives' interests with those of our stockholders as the shares' value is based on the value of our common stock and, because the restricted shares (or units) generally have value regardless of stock price volatility, they provide a long-term retention incentive for the vesting period and fewer shares can be awarded (when compared with stock options) to deliver the same grant-date value (determined using the equity award valuation principles applied in the Company's financial reporting).
Grant and Vesting of Fiscal Year 2013 Long-Term Incentive Equity Awards.
In light of the leadership provided by the Named Executive Officers in positioning the Company to achieve its revenue and earnings per share growth levels in fiscal year 2012, particularly the fact that the Company's fiscal year 2012 revenue and earnings per share growth levels (expressed as a percentage over fiscal year 2011 revenue and earnings per share levels, respectively), as well as its total stockholder return for fiscal year 2012, placed it in the top quartile of its peer group (using the Company’s peer group established for fiscal year 2012 executive compensation purposes, as disclosed in the Company’s 2012 proxy statement) using these metrics, the Compensation Committee desired to reward the Named Executive Officers with total compensation levels for fiscal year 2013 (consisting of fiscal year 2013 base salaries, cash bonuses for fiscal year 2013, and the grant date fair value, determined using the principles applied in the Company's financial reporting, of the Company's November 2012 equity awards) that exceeded the peer group median total compensation levels for similar positions. Accordingly, the Compensation Committee granted each Named Executive Officer an equity award in November 2012 that would place his total compensation level for fiscal year 2012 (determined as noted above) at approximately the 75th percentile for similar positions in the peer group (using the Company’s peer group established for fiscal year 2012 executive compensation purposes, as disclosed in the Company’s 2012 proxy statement). The Compensation Committee also determined that the resulting grant date fair values (determined using the principles applied in the Company's financial reporting) of the equity awards for the Named Executive Officers were consistent with the Company's philosophy of placing a greater emphasis on equity awards (with long-term vesting requirements and a portion of which are subject to additional performance-based vesting requirements) over other components of the Company's compensation program. Differences in grant levels reflect the Compensation Committee's assessment of different competitive pay levels for each position.
The Compensation Committee determined that 50% of the shares awarded would be subject to time-based vesting, with the shares being scheduled to vest annually in three equal installments. The remaining 50% of the shares awarded would be in the form of restricted stock units subject to performance-based vesting requirements. These performance-based awards will generally vest based on the Company's Revenue and Adjusted EPS for fiscal years 2013, 2014 and 2015 in comparison with performance goals established by the Compensation Committee for the relevant performance period. For each performance-based award opportunity, 25% of the units are subject to the Revenue metric for the performance period, and 75% of the units are subject to the Adjusted EPS metric for the performance period. None of the units related to a particular metric will vest if the Company's actual performance is below the threshold level established by the Compensation Committee for that metric for the applicable performance period. Thirty percent of the target number of units may vest based on the Company’s Revenue and Adjusted EPS for fiscal 2013. Ninety percent of the target number of units may vest based on the Company’s Revenue and Adjusted EPS for the two-year period comprised of fiscal 2013 and fiscal 2014, provided that the number of units that vest for that period will be reduced by the number of units that vested based on performance for fiscal 2013.
The balance of each award is subject to the long-term three-year performance period (fiscal years 2013, 2014 and 2015). A preliminary payout percentage (which may range from 0% to 200%) for these awards will be determined at the end of fiscal year 2015 based on the Company’s Revenue and Adjusted EPS for the three-year performance period. A multiplier will then be applied to that percentage based on the Company’s total shareholder return (“TSR”) for that period relative to the following peer group of companies:

Performance Peer Group
Aeroflex Holding Corp.	Integrated Device Technology, Inc.	Microchip Technology Incorporated
Amkor Technology, Inc.	International Rectifier Corporation	MKS Instruments, Inc.
Atmel Corporation	Intersil Corporation	ON Semiconductor Corporation
AVX Corporation	Linear Technology Corporation	PMC-Sierra, Inc.
Cypress Semiconductor Corporation	LSI Corporation	Power Integrations, Inc.
Diodes Incorporated	M/A-Com Technology Solutions	Silicon Laboratories Inc.
Fairchild Semiconductor Intl., Inc.	Maxim Integrated Products, Inc.	Skyworks Solutions, Inc.
Freescale Semiconductor Ltd.	Mercury Systems, Inc.	TriQuint Semiconductor, Inc.
Hittite Microwave Corporation	Micrel, Incorporated	Vishay Intertechnology, Inc.
If the Company’s TSR ranking is in the top quartile of the peer group, the preliminary payout percentage will be multiplied by 1.25 (so that the maximum payout percentage for the award could be as high as 250% if the maximum performance levels for Revenue and Adjusted ESP were achieved). If the Company’s TSR ranking is in the bottom quartile of the peer group, the preliminary payout percentage will be multiplied by 0.75. No adjustment will be made if the Company’s TSR ranking is in the second or third quartile of the peer group. The Compensation Committee determined it would be appropriate to include this adjustment for the Company’s TSR over the three-year performance period to provide executives with an additional incentive to help create value for stockholders and that relative TSR would help link vesting of the awards to the Company’s individual performance rather than market fluctuation generally. The resulting payout percentage (after adjustment for the Company’s relative TSR as described above) will then be applied to the target number of units to determine final vesting of the award, provided that the number of units that vest will be reduced by the number of units that vested based on the Company’s performance for fiscal 2013 and 2014 as described above.
For purposes of these awards, the Compensation Committee believed that it was appropriate to establish a slightly broader performance peer group (those companies identified above) than the Company’s general executive compensation peer group for fiscal 2013 to help mitigate the impact that extraordinary, unforeseen circumstances impacting any one company’s stock price could have on the overall performance comparison.
The number of time-based vesting shares, the target number of units subject to each performance-based award, and the aggregate grant date fair value of the equity awards granted to each Named Executive Officer in November 2012 is set forth below:

Name	Time-Based Restricted Shares Awarded	Target Performance-Based Restricted Share Units Awarded	Aggregate Grant Date Fair Value (1)
James J. Peterson	119,000	119,000	$4,779,040
John W. Hohener	46,500	46,500	$1,867,440
Ralph Brandi	44,000	44,000	$1,767,040
Steven G. Litchfield	47,500	47,500	$1,907,600
David Goren	29,000	29,000	$1,164,640

(1)
These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. The fair value of stock awards granted was based on the closing price of our common stock on the date of grant. One-half of the aggregate grant date stock award value was attributable to the Named Executive Officer's time-based restricted stock award and one-half of the value was attributable to the Named Executive Officer's performance-based restricted stock unit award. The grant date value of the performance-based restricted stock unit award was determined assuming “target” level of performance, and the actual payout of the award (based on performance for fiscal years 2013, 2014 and 2015) could range from 0% to 250% of the target level as described above.

As described above, thirty percent of the target number of units for each of the performance-based awards granted during fiscal year 2013 were eligible to vest based on the Company’s Revenue and Adjusted EPS for the fiscal year relative to performance targets established by the Compensation Committee and set forth in the tables below. The number of units that vest based on fiscal year 2013 performance would be determined by multiplying 30% of the total number of units related to each of the two performance metrics by the percentage determined as follows (with the percentage to be determined by linear interpolation if performance was between the 70% and 100% levels):

FY13 Revenue	FY13 Revenue Percentage
Less than $1,020,000,000	—%
$1,020,000,000	70%
$1,049,853,000	100%

FY13 Adjusted EPS	FY13 Adjusted EPS Percentage
Less than $2.00	—%
$2.00	70%
$2.20	100%
In November 2013, the Compensation Committee determined that Revenue and Adjusted EPS for fiscal year 2013 did not exceed minimum thresholds. Accordingly, no performance units subject to each Named Executive Officer's fiscal year 2013 award vested.
Vesting of Fiscal Year 2012 Long-Term Incentive Equity Awards
As described in more detail in the Company's 2012 proxy statement, the Compensation Committee approved grants of restricted stock unit awards to each Named Executive Officer early in fiscal year 2012 that are eligible to vest based on the Company’s growth in Revenue and Adjusted EPS during fiscal years 2012 and 2013 relative to a peer group of companies (with each metric being weighted fifty percent). None of the units related to a particular metric will vest if the Company's performance ranking using that metric is lower than the 30th percentile relative to the peer group for the performance period, and the maximum number of units related to a particular metric that will vest is capped at 200% of the “target” number of units subject to the award related to that metric (half the total target number of units subject to the total performance-based award). This maximum vesting level will be achieved only if the Company's performance ranking using that metric is equal to or greater than the 95th percentile relative to the peer group for the performance period. The “target” number of units subject to an award related to a particular metric (half the total target number of units subject to the total performance-based award) will vest only if the Company's performance ranking using that metric is at the 70th percentile of the peer group for the performance period. Thirty percent of the target number of units may vest based on performance for fiscal year 2012, with the majority of each award subject to the long-term two year performance period (fiscal years 2012 and 2013). In November 2012, the Compensation Committee determined the Company's revenue and adjusted earnings per share growth for fiscal year 2012 was above the 70th percentile relative to the peer companies. Accordingly, 30% of the target number of units subject to each Named Executive Officer's award vested at the time of the committee's determination (the maximum number of units that were eligible to vest based on fiscal year 2012 performance).
In November 2013, the Compensation Committee determined the Company's Revenue growth for the two-year performance period (fiscal years 2012 and 2013) was at the 72nd percentile relative to the peer companies, and the Company’s Adjusted EPS growth for that performance period was at the 76th percentile relative to the peer companies. Accordingly 86% of the target number of units subject to each Named Executive Officer's award vested at the time of the committee's determination (which represents a vesting percentage of 116% based on the committee’s determination, minus the 30% of the target number of units that vested based on fiscal year 2012 performance as described above).
Perquisites and Personal Benefits
The Company provides certain perquisites and personal benefits to the Named Executive Officers. Perquisites provided to one or more Named Executive Officers include an automobile allowance and Company-paid premiums for life insurance coverage, disability insurance coverage and health insurance coverage under the Company's executive health plan. The Company believes that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. The costs to the Company of providing these benefits are taken into account when the Compensation Committee assesses the appropriate compensation levels for the Named Executive Officers. The perquisites and personal benefits provided to each Named Executive Officer in fiscal year 2013 are reported in the Summary Compensation Table below, and are explained in more detail in the footnotes thereto.
Severance and Other Benefits Upon Termination of Employment
We provide each of our Named Executive Officers with severance benefits under individual retention agreements upon certain terminations of their employment in connection with a change in control of the Company. We provide these benefits because we believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our Named Executive Officers and other executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction may be uncertain, we provide these officers with severance benefits if their employment is actually or constructively terminated by us without cause in connection with a change in control. The severance benefits for the Named Executive Officers are generally determined as if they continued to remain employed for one to two years following their actual termination date, depending on the length of their service with the Company.
We believe that our executive officers should receive these severance benefits if their employment is constructively terminated in connection with a change in control (i.e., by a material reduction in the executive's compensation or duties). Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, these retention agreements provide that the executive may terminate employment in connection with a change in control under circumstances that we believe would constitute a constructive termination of the Named Executive Officer's employment.
In addition, the retention agreement we entered into with Mr. Hohener in November 2008 provides for him to receive severance benefits if his employment is terminated by the Company without cause or by him for good reason prior to a change in control. Based on its review of similarly situated executives, the Compensation Committee determined that it was reasonable to provide Mr. Hohener with severance benefits under these circumstances in light of his position with the Company and as part of his overall compensation package. The severance benefits for Mr. Hohener are generally determined as if he continued to remain employed by the Company for one year following his actual termination date.
As described below under “Potential Payments Upon Termination or Change in Control,” outstanding equity-based awards granted to our Named Executive Officers under our 2008 Plan generally have “double-trigger” vesting acceleration in connection with a change in control of the Company, which means that they vest on an accelerated basis only if the award holder's employment is terminated by the Company without cause or the award holder terminates employment for good reason, or the awards are not assumed by the successor entity in the transaction. The performance-based equity awards granted to our Named Executive Officers may also vest in connection with a change in control of the Company or certain other terminations of the executive’s employment as described in more detail below.
In the case of Mr. Peterson, as part of his change in control severance benefits under the agreement we originally entered into with him in January 2001, he would be reimbursed for the full amount of any excise taxes imposed on his severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide Mr. Peterson with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for him without factoring in the adverse effects that may result from imposition of these excise taxes. The excise tax gross-up is intended to make him whole for any adverse tax consequences he may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of change in control severance protections that we have determined to be appropriate when we originally entered into this agreement with him. When our Compensation Committee decided in 2004 to provide change of control severance benefits to the other Named Executive Officers, the Compensation Committee decided not to include these tax gross-up provisions in their agreements.
Executive Stock Ownership Policy
In December 2011, our Board of Directors established a stock ownership policy for our Chief Executive Officer.  Under the policy, our Chief Executive Officer is expected to acquire and hold shares of common stock of the Company, or time-based vesting Company restricted stock or restricted stock unit awards, with a value of at least three times his base salary.  Our Chief Executive Officer has five years to satisfy this policy.

Policy with Respect to Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the three other most highly compensated Named Executive Officers employed at the end of the year (other than the chief financial officer) unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company of various payments and benefits, including the impact of Section 162(m). However, we reserve the right to design programs that may not be deductible under Section 162(m) if we believe they are nevertheless appropriate to help achieve our executive compensation program objectives. We believe that our performance-based cash bonuses and our performance stock units granted to our Named Executive Officers under our incentive programs as described above satisfy the requirements for exemption from the $1,000,000 deduction limitation. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable and consistent with the goals of the Company and its stockholders.
Subsequent Compensation Actions
In November 2013, the Compensation Committee adopted a cash incentive program for fiscal year 2014. Each of the Named Executive Officers is a participant in the program. The program is similar in structure to the bonus program for fiscal year 2013 described under “Annual Incentive Bonuses” above in that bonuses awarded under the program will generally be determined based on the Company's Revenue, Adjusted EPS and Net Cash Flow for the fiscal year against performance targets established by the Compensation Committee. However, the payout percentages for each performance metric will be subject to adjustment based on the Company’s rate of growth for that metric over its fiscal year 2013 levels relative to the growth rates for that metric over that period for a peer group of companies. Each Named Executive Officer has the same target bonus (expressed as a percentage of the executive's base salary) as under the fiscal year 2013 program.
The Compensation Committee also granted equity awards to each of the Named Executive Officers in November 2013. As with the November 2012 grants described above, one-half of each executive's award was in the form of time-based restricted stock that vests in annual installments over a three-year period, and one-half of each executive's award was in the form of performance stock units. The performance stock units granted in November 2013 are eligible to vest based on the Company's rate of growth for Revenue and Adjusted EPS over the Company's fiscal years 2014, 2015 and 2016 relative to the growth rates for that metric over the relevant performance period for a peer group of companies. In addition, as with the November 2012 performance stock unit grants, the vesting of the award will also be determined in part by the Company's total shareholder return over the three-year period covered by the award relative to the peer group. A portion of the performance units may vest based on performance after each of the first two fiscal years of the performance period.

COMPENSATION COMMITTEE REPORT
The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report, each of whom the Board has determined is independent as defined by the NASDAQ listing standards.
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the Securities and Exchange Commission.
COMPENSATION COMMITTEE
Matthew E. Massengill (Chairman)
William E. Bendush
Paul F. Folino
James V. Mazzo
Compensation Committee Interlocks and Insider Participation
William E. Bendush, Paul F. Folino, Matthew E. Massengill and James V. Mazzo were members of the Compensation Committee during all of fiscal year 2013. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related person transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during all of fiscal year 2013.

Summary Compensation Table—Fiscal Years 2011 through 2013
The following table shows the compensation paid to or earned by our Named Executive Officers during the fiscal years 2011 through 2013.

	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
James J. Peterson	2013	$732,083	$—	$4,962,681	$—	$—	$—	$49,028	$5,743,792
Chairman of the Board and Chief Executive Officer	2012	$700,000	$—	$3,902,800	$—	$992,723	$—	$60,577	$5,656,100
	2011	$665,600	$—	$3,806,000	$—	$800,800	$—	$41,124	$5,313,524

John W. Hohener	2013	$397,100	$—	$1,939,199	$—	$—	$—	$38,322	$2,374,621
Executive Vice President, Chief Financial Officer, Secretary & Treasurer	2012	$380,600	$—	$1,341,144	$—	$343,482	$—	$54,282	$2,119,508
	2011	$363,300	$—	$1,198,890	$—	$277,077	$—	$42,160	$1,881,427

Ralph Brandi (4)	2013	$485,320	$—	$1,834,941	$—	$—	$—	$42,863	$2,363,124
Executive Vice President, Operations	2012	$462,440	$—	$2,235,240	$—	$447,151	$—	$59,581	$3,204,412
	2011	$441,420	$—	$1,998,150	$—	$360,703	$—	$46,377	$2,846,650

Steven G. Litchfield	2013	$354,732	$—	$1,980,902	$—	$—	$—	$46,692	$2,382,326
Executive Vice President, Chief Strategy Officer	2012	$336,380	$—	$1,213,416	$—	$281,891	$—	$58,801	$1,890,488
	2011	$321,090	$—	$1,084,710	$—	$227,393	$—	$48,242	$1,681,435

David Goren	2013	$335,442	$—	$1,209,393	$—	$—	$—	$51,446	$1,596,281
Senior Vice President, Business Affairs, Legal and Compliance	2012	$285,300	$—	$1,023,552	$—	$219,224	$—	$49,914	$1,577,990
	2011	$240,300	$—	$913,440	$—	$148,356	$—	$45,718	$1,347,814

(1)
The amounts reported in the “Stock Awards” column reflect the fair value on the grant date of the awards of restricted stock and performance share units granted to our Named Executive Officers during the applicable fiscal year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. The fair value of Stock Awards granted was based on the closing price of our common stock on the date of grant. For additional information on the assumptions and methodologies used to value the awards reported in the “Stock Awards” column above, please see the discussion of stock awards contained in the Stock Based Compensation footnote to the Company’s Consolidated Financial Statements, included as part of the Company’s 2013 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. No stock awards granted to Named Executive Officers were forfeited during fiscal years 2013, 2012 or 2011. For information about the stock awards granted to our Named Executive Officers for fiscal year 2013, please see the discussion under “Grants of Plan-Based Awards” below.

The amounts included in the “Stock Awards” column with respect to performance share units granted during fiscal years 2012 and 2013 are based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following tables present the aggregate grant-date fair value of performance share units awards granted in fiscal years 2012 and 2013 included in the “Stock Awards” column for these fiscal years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions were achieved.

	Aggregate Grant Date Fair Value of Performance Awards
	Fiscal Year 2012		Fiscal Year 2013
Name	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance
James J. Peterson	$1,951,400	$3,902,800	$2,573,161	$6,432,903
John W. Hohener	$670,572	$1,341,144	$1,005,479	$2,513,698
Ralph Brandi	$1,117,620	$2,235,240	$951,421	$2,378,553
Steven G. Litchfield	$606,708	$1,213,416	$1,027,102	$2,567,755
David Goren	$511,776	$1,023,552	$627,073	$1,567,683

(2)	For a description of our non-equity incentive plan compensation for fiscal year 2013, please see the discussion in the “Compensation Discussion and Analysis” above.

(3)
The amounts reported in the “All Other Compensation” column of the table above consist of payments of premiums under the Company’s health, disability and life insurance policies and auto allowance for each of these executives. The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable executive officer. This insurance is not split-dollar life insurance. The fiscal year 2013 payments made on behalf of or to each of the Named Executive Officers were as follows:

Name	Health and Disability Insurance Premiums	Auto Allowance	401(k) Plan Contributions	Term Life Insurance Premiums
James J. Peterson	$31,922	$12,000	$300	$4,806
John W. Hohener	$21,130	$11,004	$1,382	$4,806
Ralph Brandi	$26,753	$11,004	$300	$4,806
Steven G. Litchfield	$27,937	$11,004	$2,945	$4,806
David Goren	$31,983	$11,004	$3,653	$4,806

(4)	Effective November 12, 2013, Mr. Brandi ceased serving as our Chief Operating Officer and continues to serve as an Executive Vice President of the Company.
Compensation of Named Executive Officers
The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal year 2013. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentives or a bonus, and long-term equity incentives consisting of stock options and restricted stock awards. Named Executive Officers also earned the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnote 3 to the table. As noted above, the Company does not have employment agreements with any of the Named Executive Officers that provides for minimum levels of base salary.
The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the restricted stock awards granted during fiscal year 2013, provides information regarding the incentive compensation awarded to our Named Executive Officers. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
Grants of Plan-Based Awards—Fiscal Year 2013
The following table provides information about grants of plan-based cash and equity awards during fiscal year 2013 to the Named Executive Officers. Each of the equity-based awards was granted under our 2008 Plan.

	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards (1)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
James J. Peterson	11/5/2012	$—	$—	$—	—	119,000	297,500	—	—	—	$2,573,161
	11/5/2012	$—	$—	$—	—	—	—	119,000	—	—	$2,389,520
	11/5/2012	$—	$808,500	$1,617,000	—	—	—	—	—	—	$—
John W. Hohener	11/5/2012	$—	$—	$—	—	46,500	116,250	—	—	—	$1,005,479
	11/5/2012	$—	$—	$—	—	—	—	46,500	—	—	$933,720
	11/5/2012	$—	$279,020	$558,040	—	—	—	—	—	—	$—
Ralph Brandi	11/5/2012	$—	$—	$—	—	44,000	110,000	—	—	—	$951,421
	11/5/2012	$—	$—	$—	—	—	—	44,000	—	—	$883,520
	11/5/2012	$—	$365,550	$731,100	—	—	—	—	—	—	$—
Steven G. Litchfield	11/5/2012	$—	$—	$—	—	47,500	118,750	—	—	—	$1,027,102
	11/5/2012	$—	$—	$—	—	—	—	47,500	—	—	$953,800
	11/5/2012	$—	$231,660	$463,320	—	—	—	—	—	—	$—
David Goren	11/5/2012	$—	$—	$—	—	29,000	72,500	—	—	—	$627,073
	11/5/2012	$—	$—	$—	—	—	—	29,000	—	—	$582,320
	11/5/2012	$—	$187,000	$374,000	—	—	—	—	—	—	$—

(1)
The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s consolidated financial statements. With respect to performance share units, the grant date fair value is reported based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (1) to the Summary Compensation Table.

 Description of Plan-Based Awards
The “non-equity incentive plan” awards reflected in the Grants of Plan-Based Awards Table were granted under our annual bonus program for fiscal year 2013. The terms of this program are described in the “Compensation Discussion and Analysis” above.
Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2008 Plan. The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.
Under the terms of awards granted under the 2008 Plan, if there is a change in control of the Company, outstanding awards granted under the plan (including awards held by our Named Executive Officers) will generally terminate unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested and/or to be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.
As described in the “Compensation Discussion and Analysis,” one-half of the equity incentive award granted to each of our Named Executive Officers during fiscal year 2013 is in the form of restricted shares that vest annually in equal installments over a three year period (reported under “All Other Stock Awards” in the table above”). The remaining one-half of the equity incentive award granted to each executive is in the form of restricted stock units that are eligible to vest based on our earnings per share and revenue during fiscal years 2013, 2014 and 2015, as well as our total shareholder return over that period relative to a peer group of companies. For more information on these performance requirements, please see the “Long-Term Incentive Equity Awards” section of the “Compensation Discussion and Analysis” above. Prior to the time the award becomes vested, the executive generally does not have the right to dispose of the restricted shares or stock units. The executive does have the right to vote and receive dividends (if any) paid by the Company in respect of the restricted shares. Restricted stock units are payable in shares of our common stock on a one-for-one basis following the vesting date, and if any dividends are paid by the Company, the executive would be credited with additional restricted stock units that are subject to the same vesting and payment terms as the underlying stock units.

Outstanding Equity Awards at Fiscal Year-End—Fiscal year 2013
The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of September 29, 2013, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
James J. Peterson	500,000	—	—	$25.27	9/26/2015	—		$—	—		$—
	257,900	—	—	$13.72	9/26/2014	—		$—	—		$—
	69,000	—	—	$11.36	8/18/2014	—		$—	—		$—
	—	—	—	$—	—	73,333	(2)	$1,754,125	—		$—
	—	—	—	$—	—	119,000	(3)	$2,846,480	—		$—
	—	—	—	$—	—	—		$—	119,000	(4)	$2,846,480
John W. Hohener	70,000	—	—	$30.50	1/13/2016	—		$—	—		$—
	—	—	—	$—	—	25,200	(2)	$602,784	—		$—
	—	—	—	$—	—	46,500	(3)	$1,112,280	—		$—
	—	—	—	$—	—	—		$—	46,500	(4)	$1,112,280
Ralph Brandi	250,000	—	—	$25.27	9/26/2015	—		$—	—		$—
	32,499	—	—	$13.72	9/26/2014	—		$—	—		$—
	—	—	—	$—	—	42,000	(2)	$1,004,640	—		$—
	—	—	—	$—	—	44,000	(3)	$1,052,480	—		$—
	—	—	—	$—	—	—		$—	44,000	(4)	$1,052,480
Steven G. Litchfield	170,000	—	—	$25.27	9/26/2015	—		$—	—		$—
	35,000	—	—	$16.17	3/28/2015	—		$—	—		$—
	50,000	—	—	$13.72	9/26/2014	—		$—	—		$—
	2,130	—	—	$9.57	10/20/2013	—		$—	—		$—
	—	—	—	$—	—	22,800	(2)	$545,376	—		$—
	—	—	—	$—	—	47,500	(3)	$1,136,200	—		$—
	—	—	—	$—	—	—		$—	47,500	(4)	$1,136,200
David Goren	—	—	—	$—	—	19,200	(2)	$459,264	—		$—
	—	—	—	$—	—	29,000	(3)	$693,680	—		$—
	—	—	—	$—	—	—		$—	29,000	(4)	$693,680

(1)
The dollar amounts shown in these columns are determined by multiplying (x) the number of unvested shares or units subject to the award by (y) $23.92 (the closing price of a share of our common stock on September 27, 2013, the last trading day of fiscal year 2013).

(2)	The unvested portion of these grants is scheduled to vest in equal installments on October 9, 2013 and October 12, 2014.

(3)	The unvested portions of these grants is scheduled to vest in equal installments on November 12, 2013, November 13, 2013, November 12, 2014, November 13, 2014, November 12, 2015 and November 13, 2015.

(4)
The unvested portion of these grants represent performance stock units at target with a performance period covering fiscal years 2014 and 2015. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (1) to the Summary Compensation Table.

Option Exercises and Stock Vested—Fiscal Year 2013

The following table presents information regarding the exercise of stock options by the Named Executive Officers during fiscal year 2013 on the vesting during fiscal year 2013 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
James J. Peterson	—	$—	197,934	$4,631,416
John W. Hohener	—	$—	74,441	$1,725,301
Ralph Brandi	97,501	$1,120,878	110,180	$2,575,084
Steven G. Litchfield	25,000	$44,993	59,812	$1,397,482
David Goren	—	$—	50,368	$1,177,181

(1)
The dollar amounts in this column for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share price of our common stock realized upon the exercise and the exercise price of the options.

(2)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share price of our common stock on the vesting date.
Potential Payments upon Termination or Change in Control
The following section describes the benefits that may become payable to the Named Executive Officers in connection with certain terminations of their employment and/or a change in control of the Company.
Pursuant to the terms of their respective retention agreements with the Company, if a Named Executive Officer's employment is terminated by the Company without cause or by the executive for good reason at any time following a change of control, the executive would be entitled to severance benefits based on the “Severance Multiplier” provided in that executive's agreement. (For these purposes, the terms “cause,” “good reason” and “change of control” are each defined in the applicable agreement.) For Messrs. Peterson, Hohener and Brandi, the Severance Multiplier is two, and for Messrs. Litchfield and Goren, the Severance Multiplier is one. In each case, the executive would be entitled to the following benefits: (1) a lump sum cash payment equal to the Severance Multiplier times the sum of (a) the executive's base salary as of the date of termination, plus (b) the highest annual bonus the executive received in any of the three years preceding the year of termination; (2) continued payment by the Company for the number of years represented by the Severance Multiplier of the premiums for medical, dental and vision coverage for the executive and his eligible dependents, the premiums for the executive's life insurance coverage, and the executive's car allowance; (3) a cash payment equal to the value of the executive's unvested benefits under the Company's tax-qualified retirement plans; and (4) full acceleration of the executive's then outstanding and unvested equity-based awards, with the executive's options to remain exercisable for the number of years represented by the Severance Multiplier (subject to earlier termination on the option's expiration date). The agreement with Mr. Peterson also provides if the benefits payable to the executive in connection with a change in control would be subject to the excise tax imposed under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986, the Company will make a gross-up payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.
In addition, the agreement with Mr. Hohener provides that if his employment is terminated by the Company without cause or by Mr. Hohener for good reason at any time prior to a change in control of the Company, Mr. Hohener would be entitled to the severance benefits described above, except that the Severance Multiplier used to determine the benefits in each case would be one.
In each case, the executive's right to receive severance benefits under his retention agreement is subject to his executing and delivering a release of claims in favor of the Company. In addition, each of the retention agreements provides that following a termination of employment under the circumstances described above, the executive will not solicit the Company's employees or engage in a business that competes with the Company for the number of years following termination of employment represented by the applicable Severance Multiplier (or, in the case of Mr. Peterson, for a period of between 12 and 18 months following termination).

Except as noted below, outstanding equity-based awards granted to our Named Executive Officers under our 2008 Plan have “double-trigger” vesting acceleration provisions in connection with a change in control of the Company, which means that they vest on an accelerated basis only if the award holder's employment is terminated by the Company without cause or the award holder terminates employment for good reason and accelerated vesting is triggered pursuant to the terms of the award holder’s retention agreement with the Company, or the awards are not assumed by the successor entity in the transaction.
As described in more detail above, the Company has granted awards of restricted stock units to the Named Executive Officers in fiscal years 2012 and 2013 that are subject to performance-based vesting requirements. The vesting of the awards is generally contingent on the executive’s continued employment with the Company through the end of the applicable performance period. If, however, the executive’s employment terminates prior to the end of one or more performance periods, the following rules apply:

•
If the executive is entitled to accelerated vesting of his equity awards in connection with the termination of his employment under his retention agreement described above, the performance periods then in effect will be deemed to end on the last day of the fiscal quarter in which the termination occurs, the applicable performance goals will be adjusted by the Compensation Committee as appropriate to reflect the shortened performance period, and the vesting of the award will be determined based on the Company’s performance for the shortened performance periods.

•
If the executive’s employment terminates due to his death or disability, the award will vest to such extent that the total target number of restricted stock units subject to the award (including any units that vested for a performance period that ended prior to the date of the executive’s termination) will be vested as of the termination date.

•
If the executive’s employment terminates due to his retirement (generally defined as a termination other than in the circumstances described above and at a time when the executive is age 65 or older and has at least ten years of service with the Company), the performance periods then in effect will be deemed to end on the last day of the fiscal quarter in which the termination occurs, the applicable performance goals will be adjusted by the Compensation Committee as appropriate to reflect the shortened performance period, the target number of units subject to the award will be prorated based on the executive’s period of service during the applicable performance periods, and the vesting of the award will be determined based on the Company’s performance for the shortened performance periods. In the case of such a retirement that occurs after one or more performance periods has been completed, the offset in the number of vested units by any units that vested for such completed performance period(s) shall be applied based on the number of units that actually vested for such performance periods (as opposed to the prorated number of target units for such performance periods).

In addition, if a change in control occurs during one or more performance periods, each of these performance awards will accelerate so that the award shall be vested as to the greater of (1) the total target number of units subject to the award or (2) the number of units that would be vested and payable to the executive if the performance periods then in effect were deemed to end on the last day of the fiscal quarter coinciding with or preceding the date in which the change in control occurs, the applicable performance goals were adjusted by the Compensation Committee as appropriate to reflect the shortened performance period, and the vesting of the award were determined based on the Company’s performance for the shortened performance periods.
As noted above, the Compensation Committee has discretion to provide for outstanding awards under our 2008 Plan (including awards held by our Named Executive Officers) to become vested and/or to be canceled in exchange for the right to receive a cash payment in connection with the change in control.
Estimated Severance Benefits
The following chart presents our estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had his employment terminated in the circumstances described above (i.e. pursuant to a termination by the Company without cause or by the executive for good reason (an “involuntary termination”) or due to his death, disability or retirement) and/or a change in control of the Company had occurred. As prescribed by disclosure rules of the Securities and Exchange Commission, in calculating the amount of any potential payments to the Named Executive Officers under the arrangements described above, we have assumed that the applicable triggering event or events occurred on September 29, 2013 and that the price per share of our common stock is equal to the closing price on that date.

Name	Cash Severance	Continuation of Benefits (1)	Equity Acceleration (2)	Total
James J. Peterson
Involuntary termination	$—	$—	$—	$—
Death or disability	$—	$—	$—	$—
Retirement	$—	$—	$—	$—
Change in control (no termination) (3)	$—	$—	$2,846,480	$2,846,480
Change in control & involuntary termination (4)	$3,455,446	$98,056	$7,447,085	$11,000,587
John W. Hohener
Involuntary termination	$742,082	$38,322	$2,827,344	$3,607,748
Death or disability	$—	$—	$—	$—
Retirement	$—	$—	$—	$—
Change in control (no termination) (3)	$—	$—	$1,112,280	$1,112,280
Change in control & involuntary termination	$1,484,164	$76,644	$2,827,344	$4,388,152
Ralph Brandi
Involuntary termination	$—	$—	$—	$—
Death or disability	$—	$—	$—	$—
Retirement	$—	$—	$—	$—
Change in control (no termination) (3)	$—	$—	$1,052,480	$1,052,480
Change in control & involuntary termination	$1,869,102	$85,726	$3,109,600	$5,064,428
Steven G. Litchfield
Involuntary termination	$—	$—	$—	$—
Death or disability	$—	$—	$—	$—
Retirement	$—	$—	$—	$—
Change in control (no termination) (3)	$—	$—	$1,136,200	$1,136,200
Change in control & involuntary termination	$638,291	$46,692	$2,817,776	$3,502,759
David Goren
Involuntary termination	$—	$—	$—	$—
Death or disability	$—	$—	$—	$—
Retirement	$—	$—	$—	$—
Change in control (no termination) (3)	$—	$—	$693,680	$693,680
Change in control & involuntary termination	$559,224	$51,446	$1,846,624	$2,457,294

(1)
This column includes the Company's cost to provide continued medical, dental, vision, disability and life insurance for the executive and the executive's car allowance through the applicable severance period. As described above, the severance period is two years in the case of Messrs. Peterson, Hohener and Brandi and one year in the case of Messrs. Litchfield and Goren. The account of each of our Named Executive Officers with severance benefits under our 401(k) plan was fully vested prior to the beginning of fiscal year 2013.

(2)
This column reports the intrinsic value of the unvested portions of each executive's awards that would accelerate in these circumstances. For restricted stock awards and performance units, this value is calculated by multiplying the closing price of our common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. Named Executive Officers did not hold any unvested stock options or stock appreciation rights on September 29, 2013.

(3)
As described above, the performance-based restricted stock units we awarded for fiscal year 2013 provide for acceleration in connection with a change in control of the Company. For purposes of this table, the value of these awards, as though such a change in control occurred on September 29, 2013, is presented in the “Change in control (no termination)” line for each Named Executive Officer. If a Named Executive Officer’s employment was terminated upon the transaction in an involuntary termination, this value is included in (and is not in addition to) the equity acceleration value presented in the “Change in control & involuntary termination” line in the table above for the Named Executive Officer. If a change in control transaction occurred on September 29, 2013 in which a Named Executive Officer’s outstanding awards were not assumed by the successor entity in the transaction, and all the outstanding awards accordingly became vested, the value of the awards that would have accelerated in that transaction is the same as the equity acceleration value presented in the “Change in control & involuntary termination” line in the table above for the Named Executive Officer.

(4)
As described above, if the benefits payable to Mr. Peterson in connection with a change in control would be subject to the excise tax imposed under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986, we will make an additional payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. We estimate that payment of the benefits described above to Mr. Peterson in these circumstances would not trigger an excise tax under Sections 280G and 4999. For purposes of this calculation, we have assumed that the executive's outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).
As described more fully in the Compensation Discussion and Analysis of this proxy statement, the objectives of our executive compensation program are to allow us to recruit and retain superior talent, to create a direct relationship between executive compensation and performance and to create proper incentives to enhance the value of the Company and reward superior performance.
In furtherance of these objectives, the Company's executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces stockholder interests by linking the compensation we pay our executives directly to our performance. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

•
The annual bonus opportunities awarded to the Named Executive Officers for fiscal year 2013 were based on the Company's revenue, earnings per share, and net cash flow for the fiscal year against performance targets established by the Compensation Committee. Based on the Company’s actual fiscal 2013 performance, and consistent with the Company’s pay-for-performance philosophy, the Company did not pay bonuses to the Named Executive Officers for fiscal year 2013.

•
In structuring the Named Executive Officers’ long-term incentive awards for fiscal year 2013, the Compensation Committee decided that 50% of the restricted shares awarded to each of the Named Executive Officers would be in the form of restricted share units that vest based on the Company's revenue and earnings per share (subject to certain adjustments), as well as the Company’s total shareholder return, for fiscal years 2013, 2014 and 2015 in comparison with targets established by the Compensation Committee, as well as the Company’s total shareholder return over the same period relative to a peer group of companies in the semiconductor industry selected by the Compensation Committee. There is no minimum vesting for these performance-based restricted stock units (i.e., all the performance-based units may be forfeited if minimum performance is not achieved), and the maximum number of stock units that may be earned based on performance is capped. The balance of the restricted shares awarded were subject to a three-year vesting schedule to promote retention of the executive team.

•
To further enhance the alignment of interests between our Chief Executive Officer and our stockholders, Mr. Peterson is expected to hold a meaningful level of Company stock established under our stock ownership policy.

•	The Compensation Committee retains and, in setting the Company's executive compensation policies, regularly seeks the advice of an independent compensation consultant.
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting of Stockholders:
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This vote is an advisory vote only and is not binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Our current policy is to provide stockholders with an opportunity to approve the compensation of the Company's Named Executive Officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2015 Annual Meeting of Stockholders.
Vote Required
Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of shares of the Company's common stock present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
AMENDMENT TO THE 2008 PERFORMANCE INCENTIVE PLAN

General
 At the Annual Meeting of Stockholders, stockholders will be asked to approve the following amendments to the Microsemi Corporation 2008 Performance Incentive Plan (the “2008 Plan”), which were adopted, subject to stockholder approval, by the Board of Directors on December 5, 2013.

•
Increase in Aggregate Share Limit. The 2008 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2008 Plan to 28,523,664 shares. The proposed amendments would increase this limit by an additional 4,820,000 shares so that the new aggregate share limit for the 2008 Plan would be 33,343,664 shares. (This number excludes shares that were originally subject to awards originally granted under the Company’s 1987 Stock Plan (the “1987 Plan”) and, as discussed in more detail below, become available for grant purposes under the 2008 Plan if the award terminates without having been exercised or paid, as the case may be.) The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2008 Plan by 4,820,000 shares and make certain other changes in the 2008 Plan share counting rules, as described under “Authorized Shares; Limits on Awards” below. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

•
Extension of Performance-Based Award Feature. One element of the 2008 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2008 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2008 Plan proposal, the Performance-Based Award feature of the 2008 Plan will be extended through the first annual meeting of stockholders that occurs in 2019 (this expiration time is earlier than the general expiration date of the 2008 Plan and is required under applicable tax rules). (See “Summary Description of the 2008 Performance Incentive Plan-Performance-Based Awards” below.).

As of December 5, 2013, a total of 3,029,810 shares of Company common stock were subject to outstanding awards granted under the 2008 Plan (including 681,500 shares subject to performance-based vesting restricted stock units at the targeted level of performance, the actual payment of which could range from 0% up to a maximum, not in excess of 250%, of the targeted level based on actual performance), and an additional 11,474,388 shares of Company common stock were then available for new award grants under the 2008 Plan (assuming for these purposes that the targeted number of shares subject to performance-based awards were issued, and including the shares that had become available for new awards under the 2008 Plan through that date as a result of the termination of awards granted under the 1987 Plan).
The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2008 Plan are an important attraction, retention and motivation tool for participants in the plan. Our Board of Directors approved the foregoing amendments based on a belief that the number of shares of the Company’s common stock available under the 2008 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board of Directors believes that these amendments would give the Company greater flexibility to structure future incentives and better attract, retain and award key employees.
If stockholders do not approve this 2008 Plan proposal, the current share limits and fungible share-counting ratio under the 2008 Plan will continue in effect, the changes to the other share counting rules described under “Authorized Shares; Limits on Awards” below that are subject to stockholder approval of this 2008 Plan proposal will not be implemented, and the Performance-Based Award feature described above will not be extended.
Summary Description of the 2008 Performance Incentive Plan
The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which appears as Appendix A to this Proxy Statement.
Purpose. The purpose of the 2008 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, key technical and other employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2008 Plan. Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2008 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•
to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 3,000 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Executive Officers), and each of the Company’s seven Non-Employee Directors, are considered eligible under the 2008 Plan.
Authorized Shares; Limits on Awards. The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of: (1) 28,523,664 shares, plus (2) the number of any shares subject to stock options granted under the 1987 Plan and outstanding as of February 20, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 1987 Plan that are outstanding and unvested as of February 20, 2008 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.
If stockholders approve this 2008 Plan proposal, the number of shares referred to in clause (1) of the preceding paragraph will be increased by an additional 4,820,000 shares. As of December 5, 2013, of the 10,802,939 shares that were subject to stock options, restricted stock and restricted stock unit awards granted under the 1987 Plan that were outstanding on February 20, 2008, 4,995,436 shares subject to such awards have been exercised or paid, as the case may be (and are not available for award grants under the 2008 Plan), 3,031,284 shares were subject to awards that have since terminated without being exercised or paid, as the case may be (and have become available for new award grants under the 2008 Plan), and 2,776,219 shares remain subject to awards outstanding under the 1987 Plan.
Shares issued in respect of any “full-value award” granted under the 2008 Plan are counted against the share limit described in the preceding paragraph as 2.41 shares for every one share actually issued in connection with the award, while shares issued in respect of stock options and stock appreciation rights granted under the 2008 Plan are counted against the share limit described in the preceding paragraph on a one-for-one basis. For example, if the Company granted 100 shares of its common stock under the 2008 Plan as a full-value award, 241 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.
The following other limits are also contained in the 2008 Plan:

•
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is equal to the aggregate share limit of the plan, as in effect from time to time.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•
“Performance-Based Awards” under Section 5.2 of the 2008 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 1,000,000 shares (counting such shares on a one-for-one basis for this purpose).

Following are other rules under the 2008 Plan for counting shares against the applicable share limits of the plan:

•
Except as described in the next bullet point, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan.

•
Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, currently are not available for subsequent awards under the 2008 Plan. However, if stockholders approve this 2008 Plan proposal, effective as of the date of the Annual Meeting of Stockholders shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2008 Plan that is a full-value award, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under the 2008 Plan will be available for subsequent awards under the 2008 Plan. Shares that are exchange by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such award, will not be available for subsequent awards under the 2008 Plan.

•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan.

•
In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 241 shares shall be counted against the share limits of the plan after giving effect to the full-value award ratio under the 2008 Plan described above.

•
As to stock appreciation rights and stock options granted under the 2008 Plan, to the extent that shares are delivered pursuant to the exercise of the stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. For purposes of clarity, if such a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.

•
The 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan.

•
The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2008 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2008 Plan. The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.
A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is six years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2008 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2008 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is six years from the date of grant.
The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards.
Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2008 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.
The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, sales orders, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.
Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2008 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of our common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2008 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).
Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the 2008 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2008 Plan will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to provide for accelerated vesting of awards and/or establish other change in control provisions with respect to awards granted under the 2008 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority. The 2008 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.
Termination of or Changes to the 2008 Plan. Our Board of Directors may amend or terminate the 2008 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2008 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by our Board of Directors, the authority to grant new awards under the 2008 Plan will terminate on December 5, 2021. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Federal Income Tax Consequences of Awards under the 2008 Plan
The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2008 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.
Specific Benefits under the 2008 Performance Incentive Plan
We have not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2008 Plan. We are not currently considering any other specific award grants under the 2008 Plan except for the annual grants of shares of our common stock to Non-Employee Directors described under the “Director Compensation-Director Compensation Policy” section above. Under our current policy, these annual grants are determined by dividing $120,000 by the average closing price of our common stock over the period of 20 trading days ending on the grant date (or the immediately preceding trading day if the grant date is not a trading day) as described above. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the applicable dollar amount set forth above into shares was $20, the number of shares that would be allocated to the Company’s seven Non-Employee Directors as a group pursuant to the annual grant formula is approximately 336,000. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2014 through 2021 (the eight remaining years in the term of the plan) based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be seven eligible directors seated and there are no changes to the awards granted under the director equity grant program.
If the proposed amendments to the 2008 Plan had been in effect in fiscal year 2013, we expect that our award grants for fiscal year 2013 would not have been different from those actually made in that year under the 2008 Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal year 2013, see the material under the heading, “Executive Compensation” above. For information regarding past award grants under the 2008 Plan, see the “Aggregate Past Grants Under the 2008 Performance Incentive Plan” table below.
The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2008 Plan, that were subject to outstanding stock options granted under the 2008 Plan, and that were then available for new award grants under the 2008 Plan as of September 29, 2013 and as of December 5, 2013. (In this 2008 Plan proposal, the number of shares of the Company’s common stock subject to full-value awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards and before applying the provisions of the 2008 Plan for counting these awards against the plan’s share limit as 2.41 shares for every share actually issued pursuant to the award.)

	September 29, 2013	December 5, 2013
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	3,021,742	2,196,352
Shares subject to outstanding performance-based vesting restricted stock unit awards (at the targeted level of performance; actual payment could range from 0% up to a maximum, not in excess of 250%, of the targeted level based on actual performance)	595,000	681,500
Shares subject to outstanding stock options and stock appreciation rights	160,057	151,958
Shares available for new award grants	12,207,253	11,474,388
The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2008 Plan over the last three fiscal years, and to-date (as of December 5, 2013) for fiscal year 2014, are as follows:

•	1,635,949 shares in fiscal year 2011, of which 12,235 shares were subject to stock option awards and 1,623,714 shares were subject to restricted stock and restricted stock unit awards;

•
2,005,940 shares in fiscal year 2012, of which 1,655,940 were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards) and 350,000 were subject to performance-based vesting restricted stock unit awards with potential payouts ranging from 0% to 200% based on actual performance;

•
2,237,255 shares in fiscal year 2013, of which 1,887,255 were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards) and 350,000 were subject to performance-based vesting restricted stock unit awards with potential payouts ranging from 0% to 250% based on actual performance; and

•
670,300 in fiscal year 2014, of which 338,800 were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards) and 331,500 were subject to performance-based vesting restricted stock unit awards with potential payouts ranging from 0% to 250% based on actual performance.

The number of shares granted subject to performance-based vesting restricted stock units above is based on the targeted level of performance.
The Compensation Committee anticipates that the 4,820,000 additional shares requested for the 2008 Plan (together with the shares available for new award grants under the 2008 Plan on the date of the Annual Meeting of Stockholders) will provide the Company with flexibility to continue to grant equity awards under the 2008 Plan through approximately the end of fiscal year 2016, accommodating grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are awarded under the 2008 Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, the extent to which any applicable performance-based vesting requirements are satisfied and how the Company chooses to balance total compensation between cash and equity-based awards.
To help assess the potential dilutive impact of the 2008 Plan proposal, the number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years is as follows: 86,806,014 shares issued and outstanding at the end of fiscal year 2011, 90,281,508 shares issued and outstanding at the end of fiscal year 2012, and 93,839,881 shares issued and outstanding at the end of fiscal year 2013. The number of shares of the Company’s common stock issued and outstanding as of December 5, 2013 was 94,634,022 shares. For these purposes, issued and outstanding shares include unvested restricted shares of Company common stock awarded by the Company and outstanding as of the applicable date. The closing market price for a share of the Company’s common stock as of December 5, 2013 was $24.08 per share.
AGGREGATE PAST GRANTS UNDER THE 2008 PLAN
As of December 5, 2013, awards covering 9,655,851 shares of our common stock had been granted under the 2008 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2008 Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock vesting prior to that date, and option and unvested restricted stock holdings as of that date.

	Stock Options and Stock Appreciation Rights				Restricted Stock / Units
			Number of Shares Underlying Options/SARs as of December 5, 2013
	Number of Shares Subject to Past Option/SAR Grants	Number of Shares Acquired On Exercise	Exercisable	Unexercisable	Number of Shares/ Units Subject to Past Awards	Number of Shares/Units Vested as of December 5, 2013	Number of Shares/Units Outstanding and Unvested as of December 5, 2013
Named Executive Officers:
James J. Peterson, Chairman of the Board and Chief Executive Officer	—	—	—	—	1,196,710	758,600	455,710
John W. Hohener Executive Vice President, Chief Financial Officer, Secretary & Treasurer	—	—	—	—	448,900	282,548	172,400
Ralph Brandi Executive Vice President, Operations	—	—	—	—	544,000	434,747	119,333
Steven G. Litchfield Executive Vice President, Chief Strategy Officer	—	—	—	—	390,750	217,305	178,917
David Goren Senior Vice President, Business Affairs, Legal and Compliance	—	—	—	—	284,500	172,275	116,833
Total for All Current Executive Officers as a Group (6 persons) (1):	12,520	—	12,520	—	3,165,170	2,018,409	1,190,569
Dennis R. Leibel	—	—	—	—	59,172	59,172	—
Thomas R. Anderson	—	—	—	—	35,616	35,616	—
William E. Bendush	—	—	—	—	35,616	35,616	—
Paul F. Folino	—	—	—	—	35,616	35,616	—
William L. Healey	—	—	—	—	35,616	35,616	—
Matthew E. Massengill	—	—	—	—	35,616	35,616	—
James V. Mazzo	—	—	—	—	15,690	15,690	—
Total for all Current Non-Executive Directors as a Group (7 persons):	—	—	—	—	252,942	252,942	—
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	538,655	141,427	137,577	1,861	5,686,564	3,616,198	1,687,283
Total	551,175	141,427	150,097	1,861	9,104,676	5,887,549	2,877,852

(1)	Totals reported in this row includes Mr. Brandi. While Mr. Brandi is not currently an executive officer, he is a Named Executive Officer in this proxy statement.
Mr. Peterson and each of the non-executive directors identified above is a nominee for re-election as a director at the Annual Meeting of Stockholders.
EQUITY COMPENSATION PLAN INFORMATION
We currently maintain one equity compensation plan: the 2008 Plan, which has been approved by our stockholders. We previously maintained, and our stockholders approved, the 1987 Plan. Certain awards remain outstanding under the 1987 Plan, but we may not grant any additional awards under the 1987 Plan. The following table sets forth for each of our equity compensation plans the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of September 29, 2013.

Plan category	Number of share of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plan approved by stockholders	4,884,367	(1)	$19.93	12,207,253	(2)
Equity compensation plan not approved by stockholders	N/A		N/A	N/A
Total	4,884,367	(3)	$19.93	12,207,253

(1)
This amount represents shares of the Company's common stock issuable upon the exercise of 4,106,684 stock options and stock appreciation rights with a weighted average exercise price of $23.70, 595,000 performance units and 182,683 restricted stock units. Performance units are reported at the target amount, and actual payment may range from 0% up to a maximum, not in excess of 250%, of the targeted amount based on actual performance. This table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies. As of September 29, 2013, an additional 575,655 shares of the Company's common stock were subject to outstanding stock options and stock appreciation rights assumed in connection with acquisitions of other companies (with a weighted average exercise price of $13.87) and an additional 14,255 shares of the Company's common stock were subject to outstanding assumed awards of restricted stock units.

(2)
All of these shares are available for future issuance under the 2008 Plan. The shares available for awards under the 2008 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2008 Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards.

(3)
The Company acquired Symmetricom, Inc. on November 26, 2013 and pursuant to the Agreement and Plan of Merger, the Company assumed certain Symmetricom stock options. An additional 582,533 shares of the Company's common stock were subject to these converted stock options with a weighted average exercise price of $20.11.

Vote Required and Recommendation of the Board of Directors
Our Board of Directors believes that the adoption of the proposed amendments to the 2008 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of our Board of Directors are eligible for awards under the 2008 Plan and thus have a personal interest in the approval of the 2008 Plan proposal.
Approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on this proposal.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2008 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.
AUDIT MATTERS

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended September 29, 2013, has been selected by our Audit Committee to serve in that same capacity for the current fiscal year.
Audit and Non-Audit Fees
We were billed an aggregate of $5,259,456 and $5,554,013 by PricewaterhouseCoopers LLP for professional services in fiscal year 2013 and fiscal year 2012, respectively. The table below sets forth the components of these aggregate amounts.

	Amount Billed
Description of Professional Services	Fiscal Year 2013	Fiscal Year 2012
Audit Fees—professional services rendered for the audit of our annual financial statements in our Forms 10-K, the reviews of the quarterly financial statements in our Forms 10-Q, and Sarbanes-Oxley testing	$3,256,956	$3,377,810
Audit-Related Fees—assurance and related services reasonably related to the performance of the audit or review of our financial statements	—	—
Tax Fees—professional services rendered for domestic and international tax compliance, tax advice and planning (1)	2,002,500	2,176,203
All Other Fees	—	—
Total Fees	$5,259,456	$5,554,013

(1)
Tax fees for fiscal year 2013 consisted of $1,059,343 for tax compliance and $943,157 for tax advice and planning. Tax fees for fiscal year 2012 consisted of $1,104,126 for tax compliance and $1,072,077 for tax advice and planning.

 Audit Committee Pre-Approval Policies and Procedures
 The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that PricewaterhouseCoopers LLP seeks pre-approval by the Audit Committee of all audit and permissible non-audit services by providing a description of the services to be performed and specific fee estimates for each such service. Pursuant to regulations of the SEC, one-hundred percent (100%) of the Audit-Related Fees and Tax Fees billed by PricewaterhouseCoopers during fiscal year 2013 and fiscal year 2012 were approved by the Audit Committee. The Audit Committee’s approval policy also permits the Audit Committee Chairman to pre-approve services in between Audit Committee meetings.

AUDIT COMMITTEE REPORT
The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended September 29, 2013. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Report of the Audit Committee
As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which is available on our website under the Corporate Governance section of the Investors tab at http://www.microsemi.com. The Audit Committee is solely responsible for engaging the independent registered public accounting firm on behalf of the Company to provide any audit and non-audit services. We have approved an engagement agreement with PricewaterhouseCoopers LLP, the independent registered public accounting firm. The engagement agreement establishes certain particular services that are required of the independent registered public accounting firm. The engagement agreement further requires the independent registered public accounting firm to inform the Audit Committee of each particular other service they will render, and in each instance these other particular services are subject to prior review and approval of the Audit Committee. We have not delegated, and will not delegate, this responsibility to the Company’s management.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
During fiscal year 2013, we met and held discussions with management and the independent registered public accounting firm, PricewaterhouseCoopers LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the audited financial statements and systems of internal controls and procedures with management. We have also discussed with the independent registered public accounting firm the matters required to be discussed by Audit Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions of the foregoing, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2013 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Thomas R. Anderson (Chairman)
William E. Bendush
William L. Healey
Dennis R. Leibel

PROPOSAL 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1983. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2014. We are not required to submit the appointment of PricewaterhouseCoopers LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by our stockholders. If our stockholders do not ratify this appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. In addition, even if our stockholders ratify the appointment of the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.
Before making its decision to appoint PricewaterhouseCoopers LLP, the Audit Committee carefully considered the firm’s qualifications as our independent registered public accounting firm, which included a review of its overall performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed satisfaction with PricewaterhouseCoopers LLP in all these respects.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

TRANSACTIONS WITH RELATED PERSONS
Certain Transactions with Related Persons
There were no transactions during fiscal year 2013, nor are there any currently-proposed transactions, where we were, are or will be a participant, the aggregate amount involved exceeds $120,000 and a related person, as defined by applicable rules of the SEC, has or will have a direct or indirect material interest.
Policies and Procedures for Approval of Related Person Transactions
The Audit Committee’s charter states that the Audit Committee shall review all proposed related party transactions. In determining whether to approve or reject a related person transaction, the Audit Committee may take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s economic interest in the transaction. Audit Committee review and approval of related person transactions is evidenced in the minutes of the applicable Audit Committee meeting. For purposes of Audit Committee approval, a related person transaction is defined as any transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NASDAQ Stock Market. The SEC has established specific due dates for these reports, and we must disclose in this proxy statement any late filings during fiscal year 2013. To our knowledge, based solely on our review of the copies of Section 16(a) forms required to be furnished to us with respect to fiscal year 2013 and any written representations that no other reports were required, all of these reports were timely filed during fiscal year 2013 except for one late reporting transaction on Form 4 for Frederick C. Goerner.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
In accordance with the rules of the Securities and Exchange Commission, we are delivering only one Notice or, if applicable, one proxy statement and annual report to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials, or if you desire to notify us that you wish to receive a separate copy of the proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to Investor Relations, Microsemi Corporation, One Enterprise, Aliso Viejo, California 92656, (949) 380-6100.
If a broker, bank, trustee or other nominee holds your Microsemi shares, please contact your broker, bank, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, or wish to receive multiple copies by revoking your consent to householding.
ANNUAL REPORT
Our Annual Report on Form 10-K for fiscal year 2013 has been mailed or otherwise provided to stockholders concurrently with this proxy statement. We will provide, without charge, a copy of our Annual Report on Form 10-K for fiscal year 2013 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to the following address:
Investor Relations
Microsemi Corporation
One Enterprise
Aliso Viejo, California 92656
This proxy statement and our Annual Report on Form 10-K are also available at our website at http://www.microsemi.com or at the SEC's website at http://www.sec.gov.

OTHER MATTERS
Our Board of Directors is not aware of any matter, other than the matters set forth herein, which will be presented for action at the Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote all proxies received on such other matters in accordance with the interests of the Company, in the discretion of the person or persons voting the proxies or consistent with any instructions given to such persons by our Board of Directors, in its discretion. In addition, the enclosed proxy is intended to include discretionary authority to vote for approval of minutes of the prior meeting without ratifying the actions taken at such meeting, the disposition of any matters incident to the conduct of the Annual Meeting of Stockholders, including but not limited to any adjournments or postponements, and, if a bona fide director nominee named herein is unable to serve or for good cause will not serve on the Board, for the election of any other person who may be nominated.
All stockholders are urged to complete, sign, date and promptly return the enclosed proxy card or voting instruction form, if such stockholder received a printed set of proxy materials, or to submit your proxy or voting instructions promptly via Internet or by telephone (if available).

By Order of the Board of Directors,

/S/ John W. Hohener
Aliso Viejo, California	John W. Hohener Secretary
December 20, 2013

APPENDIX A

MICROSEMI CORPORATION
2008 PERFORMANCE INCENTIVE PLAN

1.    PURPOSE OF PLAN
The purpose of this Microsemi Corporation 2008 Performance Incentive Plan (this “Plan”) of Microsemi Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.
2.    ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.    PLAN ADMINISTRATION

3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum six-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3
Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	33,343,664[1], plus

(2)
the number of any shares subject to stock options granted under the Corporation’s 1987 Microsemi Corporation Stock Plan, as amended (the “1987 Plan”) and outstanding on February 20, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus

(3)
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 1987 Plan that are outstanding and unvested on February 20, 2008 that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after that date without having become vested.

1 The current aggregate Share Limit for this Plan is 28,523,664 shares (excluding shares that were originally subject to awards originally granted under the 1987 Plan and became available for grant purposes under the 2008 Plan upon termination of the award). Stockholders are being asked to approve amendments to this Plan that would increase this aggregate Share Limit by an additional 4,820,000 shares (so that the new aggregate Share Limit for the plan would be 33,343,664 shares, in addition to the shares subject to terminated awards originally granted under the 1987 Plan as set forth above).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 2.41 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 241 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.
The following limits also apply with respect to awards granted under this Plan:

(a)
The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is equal to the Share Limit as in effect from time to time.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.
Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3
Reisue of Awards and Shares, Awards Not Settled in Common Stock, Dividend Equivalent Rights. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan.

4.3.1     Settlement of Stock Options and Stock Appreciation Rights. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan that is a stock option or stock appreciation right, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any such stock option or stock appreciation right, shall not be available for subsequent awards under this Plan.
4.3.2    Settlement of Full-Value Awards. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any Full-Value Award, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan shall be available for subsequent awards under this Plan, provided that any one share so exchanged or withheld in connection with any Full-Value Award shall be credited as 2.41 shares when determining the number of shares that shall again become available for subsequent awards under this Plan if, upon grant, the shares underlying the related Full-Value Award were counted as 2.41 shares against the Share Limit.
4.3.3    Awards Not Settled in Common Stock. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.
4.3.4    Dividend Equivalent Rights. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 241 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the share limits of this Plan. As to stock appreciation rights and stock options granted under this Plan, to the extent that shares of Common Stock are delivered pursuant to the exercise of the stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. For purposes of clarity, if such a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4
Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be six (6) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be six (6) years.
5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2
Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1    Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.
5.2.2    Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, sales orders, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.
5.2.3    Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards (including Performance-Based Awards payable in shares of Common Stock and Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1; provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 4.2(b)). The aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.
5.2.4    Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.
5.2.5    Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6    Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3
Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.

The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5
Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the last price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7    Transfer Restrictions.
5.7.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.    ADJUSTMENTS; ACCELERATION

7.1
Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2
Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, conversion or other reorganization in connection with which the Corporation does not survive (or does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3
Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4
Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in the event that any award or payment would be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code (collectively, “parachute payments”), the acceleration of such award or payment hereunder shall be reduced as and to the extent necessary to cause the maximum amount of the parachute payments (after reduction) to be one dollar ($1.00) less than the amount which would cause the parachute payments not to be fully deductible because of Section 280G of the Code; provided, however, that such reduction shall be made only if the total after-tax benefit to the participant is greater after giving effect to such reduction than if no such reduction was made. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code and a reduction of such payments is required pursuant to the foregoing, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant.
8.    OTHER PROVISIONS

8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.
8.6    Effective Date, Termination and Suspension, Amendments.
8.6.1    Effective Date. This Plan is effective as of December 20, 2007, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 5, 2021. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3    Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).
8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8    Governing Law; Construction; Severability.
8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3	Plan Construction.

(a)
Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)
Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

Microsemi

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting of Stockholders Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all director nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - James J. Peterson	☐	☐	02 - Dennis R. Leibel	☐	☐	03 - Thomas R. Anderson	☐	☐
04 - William E. Bendush	☐	☐	05 - Paul F. Folino	☐	☐	06 - William L. Healey	☐	☐
07 - Matthew E. Massengill	☐	☐	08 - James V. Mazzo	☐	☐			

	For	Against	Abstain
2. Advisory Vote on Executive Compensation	☐	☐	☐
3. Approval of Amendment to the Microsemi Corporation 2008 Performance Incentive Plan	☐	☐	☐
4. Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 7 9 1 6 4 2 +

01QPWB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Microsemi

Proxy — Microsemi Corporation

Notice of 2013 Annual Meeting of Stockholders

One Enterprise, Aliso Viejo, California 92656
Proxy Solicited by Board of Directors for Annual Meeting – February 11, 2014

The undersigned hereby appoints James J. Peterson and John W. Hohener, and each of them, as Proxies, each with the power of substitution, and hereby authorizes either of them to represent and vote the shares of Microsemi Corporation held by the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Microsemi Corporation to be held on February 11, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If no such directions are indicated, this proxy will be voted FOR all director nominees and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)